Exhibit 1.1

DATED 27 July 2018

HONG KONG UNDERWRITING AGREEMENT

relating to a public offering in Hong Kong of

initially 5,904,000 Shares of nominal value of

US$0.0001 per Share in the capital of

BeiGene, Ltd.,

being part of a global offering of initially

65,600,000 Shares

i

THIS AGREEMENT is made on 27 July 2018

BETWEEN:

(1)                                 BEIGENE, LTD., an exempted company incorporated in the Cayman Islands with limited liability having its registered office address at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands (the “Company”);

(2)                                 MORGAN STANLEY ASIA LIMITED of 46th Floor, International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong (“Morgan Stanley”);

(3)                                 GOLDMAN SACHS (ASIA) L.L.C. of 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong (“Goldman Sachs”);

(4)                                 Credit Suisse (Hong Kong) Limited of Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong (“Credit Suisse”);

(5)                                 CLSA LIMITED of 18/F One Pacific Place, 88 Queensway, Hong Kong (“CLSA”);

(6)                                 CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES LIMITED of 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong (“CICC”);

(7)                                 DEUTSCHE BANK AG, HONG KONG BRANCH of 52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong (“DB”);

(8)                                 UBS AG HONG KONG BRANCH of 52/F, Two International Finance Centre,  8 Finance Street, Central, Hong Kong (“UBS”);

(9)                                 CHINA RENAISSANCE SECURITIES (HONG KONG) LIMITED of Units 8107-08, International Commerce Center, No.1 Austin Road West, Kowloon, Hong Kong (“CRS”); and

(10)                          THE HONG KONG UNDERWRITERS whose names and addresses are set out in Schedule 1 (the “Hong Kong Underwriters”).

RECITALS:

(A)                               The Company is an exempted company incorporated in the Cayman Islands with limited liability and is registered in Hong Kong as a non-Hong Kong company under Part 16 of the Companies Ordinance.

(B)       The Company proposes to conduct the Global Offering pursuant to which it will offer and sell Shares to the public in Hong Kong in the Hong Kong Public Offering and will concurrently offer and sell Shares pursuant to an automatic shelf registration statement in the United States and outside the United States to institutional and professional investors and other investors expected to have a sizeable demand for the Shares in the International Offering. Morgan Stanley, Goldman Sachs, CLSA and Credit Suisse are acting as the joint global coordinators and joint bookrunners of the Global Offering. Morgan Stanley & Co. International plc (in relation to the

International Offering only), CICC, DB, UBS are acting as joint bookrunners and CRS is acting as a lead manager of the Global Offering.

(C)                               In conjunction with the Global Offering, the Company has made an application to the SEHK for the listing of, and permission to deal in, the Shares on the Main Board of the SEHK (including any additional Shares to be issued pursuant to any exercise of the Over-Allotment Option and any Shares that may be issued pursuant to the Equity Plans). Morgan Stanley and Goldman Sachs are acting as the joint sponsors in relation to the Company’s listing application.

(D)                               The Hong Kong Underwriters have agreed to severally underwrite the Hong Kong Public Offering upon and subject to the terms and conditions hereinafter contained.

(E)                                The Company has agreed to give the representations, warranties, undertakings and indemnities hereinafter contained in favour of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters.

(F)                                 The Company and the International Underwriters intend to enter into the International Underwriting Agreement providing for the International Underwriters to severally purchase or procure investors to purchase Shares offered by the Company in the International Offering, upon and subject to the terms and conditions therein contained. The Company further intends to grant the Over-Allotment Option to the International Underwriters to severally purchase or procure investors to purchase from the Company additional Shares as may be necessary to cover, among other things, any over-allotments made in the International Offering, upon and subject to the terms and conditions of the International Underwriting Agreement.

(G)                               The Company has appointed Computershare Hong Kong Investor Services Limited to act as its Hong Kong share registrar and transfer agent for the Shares.

(H)                              The Company has appointed Standard Chartered Bank (Hong Kong) Limited to act as the Receiving Bank in relation to the Hong Kong Public Offering and Horsford Nominees Limited to act as the nominee to hold the application monies received by the Receiving Bank under the Hong Kong Public Offering.

(I)                                   At a meeting of the board of directors of the Company held on 23 July 2018, resolutions were passed pursuant to which, inter alia, the Directors approved this Agreement and all the other relevant documents in connection with the Global Offering.

NOW IT IS HEREBY AGREED as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1.                            Defined terms and expressions: Except where the context otherwise requires, in this Agreement, including the Recitals and the Schedules, the following terms and expressions shall have the respective meanings set out below:

“Acceptance Date” means 2 August 2018, being the date on which the Application Lists close in accordance with the provisions of Clause 4.4;

“Accepted Hong Kong Public Offering Applications” means the Hong Kong Public Offering Applications which are from time to time been accepted in whole or in part, pursuant to Clause 4.5;

“Admission” means the grant by the Listing Committee of the SEHK of the listing of, and permission to deal in, the Shares on the Main Board of the SEHK, including any additional Shares to be issued pursuant to the Global Offering (including the Shares which may be issued upon the exercise of the Over-Allotment Option);

“ADSs” mean American Depositary Shares each representing 13 Shares.  The ADSs are issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of February 5, 2016 and as amended on April 11, 2016, among the Company, Citibank, N.A., as depositary (the “Depositary”), and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing the ADSs;

“Application Forms” means the white, yellow and green application forms in agreed form to be used in connection with the Hong Kong Public Offering;

“Application Lists” means the application lists in respect of the Hong Kong Public Offering referred to in Clause 4.4;

“Application Proof” means the application proof of the prospectus of the Company;

“Approvals and Filings” means any approvals, licences, consents, authorisations, permits, permissions, clearances, certificates, orders, concessions, qualifications, registrations, declarations and/or filings;

“Articles of Association” means the articles of association of the Company;

“Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organisation or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational;

“Board” means the board of Directors of the Company;

“Brokerage” means the brokerage at the rate of 1.0% of the Offer Price in respect of the Offer Shares payable by investors in the Global Offering;

“Business Day” means a day (other than Saturday or Sunday) on which banking institutions in Hong Kong are open generally for normal banking business;

“CCASS” means the Central Clearing and Settlement System established and operated by HKSCC;

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Companies (Winding Up and Miscellaneous Provisions) Ordinance” means the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong);

“Conditions” means the conditions precedent set out in Clause 2.1;

“Conditions Precedent Documents” means the documents listed in Parts A and B of Schedule 3 of this Agreement;

“Contracts (Rights of Third Parties) Ordinance” means the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the laws of Hong Kong), as amended or supplemented from time to time;

“Cornerstone Investment Agreements” means the several cornerstone investment agreements entered into, among others, between the Company and the several cornerstone investors as described in the section headed “Cornerstone Investors” in the Hong Kong Prospectus;

“Directors” means the directors of the Company whose names are set out in the section headed “Directors and Senior Management” of the Hong Kong Prospectus;

“Encumbrance” means any mortgage, charge, pledge, lien or other security interest or any option, restriction, right of first refusal, right of pre-emption or other third party claim, right, interest or preference or any other encumbrance of any kind;

“Equity Plans” shall have the meaning set out in the Hong Kong Prospectus;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“Final International Prospectus” means the final international prospectus relating to the International Offering, which is expected to be issued by the Company on or about the Price Determination Date;

“Formal Notice” means the press announcement in agreed form to be issued in connection with the Hong Kong Public Offering pursuant to the Listing Rules;

“Global Offering” means the Hong Kong Public Offering and the International Offering;

“Group” means the Company and all of its Subsidiaries, and the expression “member of the Group” shall be construed accordingly;

“HK$” or “Hong Kong dollars” means Hong Kong dollars, the lawful currency of Hong Kong;

“HKSCC” means Hong Kong Securities Clearing Company Limited;

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC;

“Hong Kong Offer Shares” means 5,904,000 new Shares being initially offered by the Company under the Hong Kong Public Offering, subject to adjustment and reallocation as provided in Clauses 2.6, 4.11 and 4.12, as applicable;

“Hong Kong Prospectus” means the prospectus in agreed form, relating to the Hong Kong Public Offering, to be issued by the Company;

“Hong Kong Prospectus Date” means the date of issue of the Hong Kong Prospectus, which is expected to be on or around 30 July 2018;

“Hong Kong Public Offering” means the offering and sale of the Hong Kong Offer Shares to the public in Hong Kong upon and subject to the terms and conditions of this Agreement and the Hong Kong Public Offering Documents;

“Hong Kong Public Offering Applications” means applications to purchase Hong Kong Offer Shares made on the Application Forms and accompanied by cheques or cashier’s orders for the full amount payable that are honoured on first presentation and otherwise made in compliance with the terms of the Hong Kong Public Offering Documents, including for the avoidance of doubt Hong Kong Underwriter’s Applications;

“Hong Kong Public Offering Documents” means the Hong Kong Prospectus and the Application Forms;

“Hong Kong Public Offering Over-Subscription” has the meaning ascribed to it in Clause 4.11;

“Hong Kong Public Offering Under-Subscription” has the meaning ascribed to it in Clause 4.6;

“Hong Kong Public Offering Underwriting Commitment” means, in relation to any Hong Kong Underwriter, the number of Hong Kong Offer Shares which such Hong Kong Underwriter has agreed to procure applications to purchase, or failing which itself as principal apply to purchase, pursuant to the terms of this Agreement, as set forth opposite the name of such Hong Kong Underwriter in Schedule 1, subject to reallocation as provided in Clauses 2.6 and 4.12;

“Hong Kong Registrar” means Computershare Hong Kong Investor Services Limited;

“Hong Kong Underwriter’s Application” means, in relation to any Hong Kong Underwriter, a Hong Kong Public Offering Application made or procured to be made by such Hong Kong Underwriter as provided in Clause 4.7 which is applied to reduce the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter pursuant to Clause 4.7;

“Industry Consultant” means Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.;

“Internal Control Consultant” means Ernst & Young (China) Advisory Limited Beijing Branch;

“International Offer Shares” means 59,696,000 Shares initially proposed to be offered by the Company for purchase by, or by purchasers procured by, the International Underwriters under the International Offering, subject to adjustment and reallocation in accordance with the International Underwriting Agreement, together with the Option Shares;

“International Offering” means the proposed offering and sale by the Company through the International Underwriters or their respective affiliates of the International Offer Shares in the United States pursuant to an “automatic shelf registration statement” as defined under Rule 405 under the U.S. Securities Act of 1933, as amended (the “US Securities Act”) on Form S-3 (File No. 333-218301) and outside the United States in offshore transactions, upon and subject to the terms and conditions of the International Underwriting Agreement;

“International Offering Underwriting Commitment” means, in relation to any International Underwriter, the number of International Offer Shares in respect of which such International Underwriter has agreed to purchase or procure investors to purchase pursuant to the terms of the International Underwriting Agreement, subject to adjustment and reallocation in accordance with the International Underwriting Agreement and subject to the Over-Allotment Option;

“International Underwriters” mean the persons named as such in the International Underwriting Agreement;

“International Underwriting Agreement” means the international underwriting agreement relating to the International Offering to be entered into between, among others, the Company, the Joint Global Coordinators and the International Underwriters;

“Investor Presentation Materials” means all information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering;

“Joint Bookrunners” means Morgan Stanley (in relation to Hong Kong Public Offering only), Morgan Stanley & Co. International plc (in relation to the International Offering only), Goldman Sachs, Credit Suisse, CLSA, CICC, DB, and UBS;

“Joint Global Coordinators” means Morgan Stanley, Goldman Sachs, Credit Suisse and CLSA;

“Joint Sponsors” means Morgan Stanley and Goldman Sachs;

“Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority);

“Listing Committee” means the listing committee of the SEHK;

“Listing Date” means the first day on which the Shares commence trading on the SEHK (which is expected to be on 8 August 2018);

“Listing Rules” means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited and the listing decisions, guidelines and other requirements of the SEHK;

“Loss” has the meaning given to it in Clause 12.1;

“Material Adverse Effect” means any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole;

“Nominee” means Horsford Nominees Limited;

“Offer Price” means the final price per Share (exclusive of the Brokerage, the Trading Fee and the Transaction Levy) at which the Offer Shares are to be purchased under the Global Offering, to be determined in accordance with Clause 2.5;

“Offer-Related Documents” has the meaning set out in Clause 11.1.2 of this Agreement;

“Offer Shares” means the Hong Kong Offer Shares and the International Offer Shares being offered at the Offer Price under the Global Offering, together with any additional Shares to be issued pursuant to the exercise of the Over-Allotment Option;

“Offering Documents” means the Hong Kong Public Offering Documents, the Preliminary International Prospectus and the Final International Prospectus and any other document issued, given or used in connection with the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including, without limitation, any Investor Presentation Materials relating to the Offer Shares and, in each case, all amendments or supplements thereto, whether or not approved by the Joint Sponsors, the Joint Global Coordinators or any of the Underwriters;

“Operative Documents” means the Price Determination Agreement, the Receiving Bank Agreement, the Registrar Agreement and the Cornerstone Investment Agreements;

“Option Shares” means up to 9,840,000 additional Shares to be purchased by, or by investors procured by, the International Underwriters from the Company pursuant to the Over-Allotment Option;

“Over-Allotment Option” means the option to be granted under the International Underwriting Agreement by the Company to the International Underwriters, exercisable by the Joint Global Coordinators on behalf of the International Underwriters, to severally purchase or procure investors to purchase from the Company all or a portion of the Option Shares as may be necessary to cover, among other things, over-allotments made in connection with the International Offering;

“PHIP” means the post hearing information pack of the Company posted on the SEHK’s website at www.hkexnews.hk on 24 July 2018, including each amendment and supplement thereto posted on the SEHK’s website;

“PRC” means the People’s Republic of China, which for the purposes of this Agreement shall not include Hong Kong, Taiwan and the Macau Special Administrative Region of the People’s Republic of China;

“Preliminary International Prospectus” means the proof dated 27 July 2018 of the international prospectus, relating to the International Offering, issued by the Company, as amended or supplemented by any amendment or supplement thereto prior to the time when sales of the International Offer Shares were first made, which for the purposes of this Agreement is expected to be 6 p.m. Hong Kong time on the date of the International Underwriting Agreement;

“Price Determination Agreement” means the agreement in agreed form to be entered into between the Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) on the Price Determination Date to record the Offer Price;

“Price Determination Date” means the date on which the Offer Price is fixed for the purposes of the Hong Kong Public Offering in accordance with Clause 2.5;

“Receiving Bank” means Standard Chartered Bank (Hong Kong) Limited;

“Receiving Bank Agreement” means the agreement which is expected to be dated 27 July 2018 entered into between the Company, the Receiving Bank, the Joint Global Coordinators and the Nominee;

“Registrar Agreement” means the agreement entered into between the Company and the Hong Kong Registrar;

“Reporting Accountants” means Ernst & Young;

“RMB” or “Renminbi” means renminbi, the lawful currency of the PRC;

“Securities Act” means the United States Securities Act of 1933, as amended from time to time;

“Securities and Futures Ordinance” means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong), as amended from time to time;

“SEHK” or “Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“SFC” means the Securities and Futures Commission of Hong Kong;

“Shares” means ordinary shares of US$0.0001 each in the issued share capital of the Company;

“Stabilising Manager” means Morgan Stanley Asia Limited;

“Subsidiaries” means the subsidiaries of the Company;

“Taxation” or “Taxes” means all forms of taxation whenever created, imposed or arising and whether of Hong Kong, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of Hong Kong, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation other than taxes imposed in respect of net income by a taxing jurisdiction wherein the Joint Sponsors, the Joint Global Coordinators or the Hong Kong Underwriters in Hong Kong are incorporated or resident for tax purposes arising out of any commission or fees received by any of such parties pursuant to this Agreement;

“Trading Fee” means the trading fee at the rate of 0.005% of the Offer Price in respect of the Offer Shares imposed by the SEHK;

“Transaction Levy” means the transaction levy at the rate of 0.0027% of the Offer Price in respect of the Offer Shares imposed by the SFC;

“Underwriters” means the Hong Kong Underwriters and the International Underwriters;

“Underwriter Information” means the written information furnished to the Company by such Hong Kong Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by any Hong Kong Underwriter consists of marketing name, legal name, logo, address of any Hong Kong Underwriter appearing in the Hong Kong Prospectus.

“U.S.” and “United States” means the United States of America;

“US$” means United States dollars, the lawful currency of the United States;

“Verification Notes” means the verification notes relating to the Hong Kong Prospectus, copies of which have been signed and approved by, among others, the Directors;

“Warranties” means the representations, warranties, agreements and undertakings of the Company as set out in Schedule 2;

“White Form eIPO Service” means the facility offered by the Company through the Hong Kong Registrar as the service provider designated by the Company allowing investors to apply electronically to purchase Offer Shares in the Hong Kong Public Offering on a website designated for such purpose, as provided for and disclosed in the Hong Kong Prospectus; and

“White Form eIPO Service Provider” means Computershare Hong Kong Investor Services Limited.

1.2.                            Headings: The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.3.                            Recitals and Schedules: The Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and the Schedules.

1.4.                            References: Except where the context otherwise requires, in this Agreement:

1.4.1                     references to an “affiliate”, (i) in relation to any person, shall be to any other person which directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such person and (ii) in relation to a particular company, any company or other entity which is its holding company or subsidiary, or any subsidiary of its holding company or which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the company specified;; for the purposes of the foregoing, “control” means the power, directly or indirectly, to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “controlled by” and “under common control with” shall be construed accordingly;

1.4.2                     references to “Clauses”, “Recitals” and “Schedules” are to clauses of and recitals and schedules to this Agreement;

1.4.3                     the terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, shall in each case refer to this Agreement as a whole and not to any particular clause, paragraph, sentence, schedule or other subdivision of this Agreement;

1.4.4                     the term “or,” is not exclusive;

1.4.5                     references to “persons” shall include bodies corporate, unincorporated associations and partnerships;

1.4.6                     the terms “purchase” and “purchaser”, when used in relation to the Shares, shall include, respectively, a subscription for the Shares and a subscriber for the Shares;

1.4.7                     the terms “sell” and “sale”, when used in relation to the Shares, shall include an allotment or issuance of the Shares by the Company;

1.4.8                     references to a “subsidiary” or “holding company” shall be to the same as defined in Part 1 Division 4 of the Companies Ordinance;

1.4.9                     references to any statute or statutory provisions, or rules or regulations (whether or not having the force of law), shall be construed as references to the same as amended, varied, modified, consolidated, re-enacted and/or replaced from time to time (whether before or after the date of this Agreement) and to any subordinate legislation made under such statutes or statutory provisions;

1.4.10              references to a document being “in agreed form” shall mean in the form of the draft thereof agreed in writing between the Company and the Joint Global Coordinators;

1.4.11              references to a “certified copy” means a copy certified as a true copy by a Director or the secretary of the Company or the legal counsel to the Company;

1.4.12              references to writing shall include any mode of reproducing words in a legible and non-transitory form;

1.4.13              references to times of day and dates are to Hong Kong times and dates, respectively;

1.4.14              references to one gender shall include the other genders; and

1.4.15              references to the singular shall include the plural and vice versa.

2.                                      CONDITIONS

2.1.                            Conditions precedent: The obligations of the Hong Kong Underwriters under this Agreement are conditional on:

2.1.1                     the Joint Global Coordinators (on behalf of the Hong Kong Underwriters and the International Underwriters, as the case may be) receiving from the Company all Conditions Precedent Documents as set out in Part A of Schedule 3 and Part B of Schedule 3, in form and substance satisfactory to the Joint Global Coordinators, not later than 10:00 p.m. on the Business Day immediately before the Hong Kong Prospectus Date and 10:00 p.m. on the Business Day immediately before the Listing Date, respectively;

2.1.2                     the issue by the SEHK of a certificate of authorisation of registration in respect of the Hong Kong Prospectus and the Application Forms and the registration by the Registrar of Companies in Hong Kong of one copy of each of the Hong Kong Prospectus and the Application Forms, duly certified by two Directors (or by their attorneys duly authorised in writing) as having been approved by resolutions of the Board and having attached thereto all necessary consents and documents required by section 342C (subject to any certificate of exemption granted pursuant to section 342A) of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, not later than 8:00 p.m. on the Business Day before the Hong Kong Prospectus Date;

2.1.3                     Admission having occurred and become effective (either unconditionally or subject only to allotment and issue of the relevant Offer Shares, despatch or availability for collection of share certificates in respect of the Offer Shares and/or such other conditions as may be acceptable to the Company and the Joint Global Coordinators (for and on behalf of the Hong Kong Underwriters)) on or before the Listing Date (or such later date as the Joint Global Coordinators may (for and on behalf of the Hong Kong Underwriters) agree in writing) and Admission not subsequently having been revoked prior to the commencement of trading of the Shares on the SEHK;

2.1.4                     the Offer Price having been fixed, and the Price Determination Agreement having been duly executed by the Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters), on the Price Determination Date in accordance with Clause 2.5 and such agreement not subsequently having been terminated;

2.1.5                     the execution and delivery of the International Underwriting Agreement by the Company and the International Underwriters on or before the Price Determination Date; and

2.1.6                     the obligations of the International Underwriters under the International Underwriting Agreement having become unconditional in accordance with its terms, save for the condition therein relating to the obligations of the Hong Kong Underwriters under this Agreement (and any condition for this Agreement becoming unconditional) and the International Underwriting Agreement not having been terminated in accordance with its terms or otherwise, prior to 8:00 a.m. on the Listing Date.

2.2.                            Procure fulfilment: The Company undertakes to the Hong Kong Underwriters to use its best endeavours to procure the fulfilment of the Conditions on or before the relevant time or date specified therefor and, in particular, shall furnish such information, supply such documents, pay such fees, give such undertakings and do all acts and things as may be reasonably required by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters), the Joint Sponsors, the SEHK, the SFC and the Registrar of Companies in Hong Kong for the purposes of or in connection with the listing of the Shares and the fulfilment of such Conditions.

2.3.                            Extension: The Joint Global Coordinators shall have the right, in their sole and absolute discretion, after consultation with the Company, on or before the last day on which each of the Conditions is required to be fulfilled, either:

2.3.1                     to extend the deadline for the fulfilment of any Condition by such number of days or in such manner as the Joint Global Coordinators may, after consultation with the Company, determine (in which case the Joint Global Coordinators, shall be entitled to extend the other dates or deadlines referred to in this Agreement in such manner as it deems appropriate, provided that no extension shall be made beyond 31 August 2018 and any such extension and the new timetable shall be notified by the Joint Global Coordinators to the other parties to this Agreement as soon as practicable after any such extension is made); or

2.3.2                     in respect of the Condition set out in Clause 2.1.1, to waive such Condition (in whole or in part).

2.4.                            Conditions not satisfied: Without prejudice to Clause 2.3, if any of the Conditions shall not have been fulfilled in accordance with the terms hereof on or before the date or time specified therefor without any subsequent extension of time or waiver or modification in accordance with the terms hereof, this Agreement shall terminate with immediate effect and the provisions of Clause 11.2 shall apply.

2.5.                            Determination of Offer Price: The Company and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) shall meet or otherwise communicate as soon as reasonably practicable, after the book-building process in respect of the International Offering has been completed, with a view to agreeing the price at which the Offer Shares will be offered pursuant to the Global Offering. If the Company and the Joint Global Coordinators reach agreement on the said price, which is expected to be agreed on or about 2 August 2018, then such agreed price shall represent the Offer Price for the purposes of the Global Offering and for this Agreement and the parties shall record the agreed price by executing the Price Determination Agreement. If no such agreement is reached and the Price Determination Agreement is not signed by 5:00 p.m. on 7 August 2018, the provisions of Clause 2.4 shall apply.

2.6.                            Reduction of indicative Offer Price range or number of Offer Shares: The Joint Global Coordinators may, where considered appropriate, based on the level of interest expressed by prospective investors during the book-building process in respect of the International Offering, and with the consent of the Company, reduce the number of Offer Shares initially offered in the Global Offering and/or the indicative Offer Price range below that stated in the Hong Kong Prospectus at any time prior to the morning of the Acceptance Date, in which event the Company shall, as soon as practicable following the decision to make such reduction and, in any event, not later than the morning of the Acceptance Date, cause a notice of the reduction in the number of Offer Shares initially offered in the Global Offering and/or the indicative Offer Price range to be published in the South China Morning Post (in English) and the Hong Kong Economic Times (in Chinese). Such notice shall also include confirmation or revision, as appropriate, of the working capital statement and the Global Offering statistics set out in the Hong Kong Prospectus and any other financial information which may change as a result of such reduction in accordance with the disclosure requirement set out in HKEx-GL-90-18, as applicable.

3.                                      APPOINTMENTS

3.1.                            Joint global coordinators and joint bookrunners: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of

(a)                                 Morgan Stanley, Goldman Sachs, CLSA and Credit Suisse as the joint global coordinators of the Global Offering, and each of Morgan Stanley, Goldman Sachs, CLSA and Credit Suisse relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment; and

(b)                                 Morgan Stanley (in relation to Hong Kong Public Offering only), Morgan Stanley & Co. International plc (in relation to the International Offering only), Goldman Sachs, Credit Suisse, CLSA, CICC, DB and UBS as the joint bookrunners of the Global Offering and CRS as a joint lead manager of the Global Offering, and each of Morgan Stanley (in relation to Hong Kong Public Offering only), Morgan Stanley & Co. International plc (in relation to the International Offering only), Goldman Sachs, Credit Suisse, CLSA, CICC, DB, UBS and CRS relying on the Warranties and subject as hereinafter mentioned, hereby confirms and acknowledges its acceptance of such appointment;

3.2.                            Joint sponsors: The Company hereby confirms and acknowledges its appointment, to the exclusion of all others, of Morgan Stanley and Goldman Sachs to act as the joint sponsors of the Company in relation to its application for Admission. Each of Morgan Stanley and Goldman Sachs, relying on the Warranties and subject as hereinafter mentioned, hereby confirms its acceptance of such appointment. For the avoidance of doubt, the appointment of the Joint Sponsors hereunder is in addition to their engagement under the terms and conditions of the engagement letter dated March 21, 2018 which shall remain in full force and effect.

3.3.                            Hong Kong Underwriters: The Company hereby appoints the Hong Kong Underwriters, to the exclusion of all others, to underwrite the Hong Kong Public Offering, and the Hong Kong Underwriters, relying on the Warranties, severally (and not jointly or jointly and severally) accept such appointment, upon and subject to the terms and conditions of this Agreement.

3.4.                            Delegation: Each appointment referred to in Clauses 3.1 to 3.3 is made on the basis, and on terms, that each appointee is irrevocably authorised to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company) to any one or more of its affiliates or any other person. Notwithstanding any such delegation, each of the above named appointees shall remain liable for all acts and omissions of any of its affiliates to which it delegates its relevant rights, duties, powers and/or discretions pursuant to this Clause 3.4.

3.5.                            Conferment of authority: The Company hereby confirms that the foregoing appointments under Clauses 3.1 to 3.3 confer on each of the appointees and their respective delegates under Clause 3.4 all rights, powers, authorities and discretions on behalf of the Company which are necessary for, or incidental to, the performance of such appointee’s roles as a sponsor, global coordinator, lead manager, bookrunner or Hong Kong Underwriter (as the case may be) and hereby agrees to ratify and confirm everything each such appointee or each such delegate has done or shall do within the scope of such appointments or in the exercise of such rights, powers, authorities and discretions.

3.6.                            No fiduciary relationship:

The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Hong Kong Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Hong Kong Underwriter is acting solely as a principal and not the agent or fiduciary of the Company (except and solely for the limited purposes of arranging payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Clause 5.3 hereof where the Hong Kong Underwriter acts as the agent of the Company), (iii) no Hong Kong Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Hong Kong Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the

Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Hong Kong Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

3.7.                            No liability for Offer Price and Offering Documents: Notwithstanding anything contained in this Agreement, none of the Joint Sponsors, the Joint Global Coordinators, the Hong Kong Underwriters and the other Indemnified Parties (as defined in Clause 12.1 hereof) shall have any liability whatsoever to the Company or any other person in respect of the following matters (it being acknowledged by the parties that the Company is solely responsible in this regard):

3.7.1                     any alleged insufficiency of the Offer Price or any dealing price of the Offer Shares; and

3.7.2                     any of the matters referred to in Clauses 12.1.1 to 12.1.3,

and, notwithstanding anything contained in Clause 12, each Indemnified Party shall be entitled pursuant to the indemnities contained in Clause 12 to recover any Loss (as defined in Clause 12.1) incurred or suffered or made as a result of or in connection with any of the foregoing matters; provided, however, that the Company shall not be liable in any such case to the extent that any such Loss is caused by any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

3.8.         Several obligations: Any transaction carried out by any of the appointees pursuant to its appointment under Clauses 3.1 to 3.3, as applicable, or by any of the delegates under Clause 3.4 of such appointee (other than a purchase of any Hong Kong Offer Shares by such appointee as principal and any stabilisation activity) shall constitute a transaction carried out at the request of and for the Company and not on account of or for any of the other appointees under Clauses 3.1 to 3.3 or their respective delegates under Clause 3.4. None of the appointees under Clauses 3.1 to 3.3 will be liable for any failure on the part of any of the other appointees to perform their respective obligations under this Agreement and no such failure shall affect the right of any of the other appointees to enforce the terms of this Agreement. Notwithstanding the foregoing, each of the appointees under Clauses 3.1 to 3.3 shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other appointees.

4.                                      THE HONG KONG PUBLIC OFFERING

4.1.                            Hong Kong Public Offering: The Company shall offer and sell the Hong Kong Offer Shares upon and subject to the terms and conditions set out in the Hong Kong Public Offering Documents and this Agreement. Subject to the registration of the Hong Kong Prospectus by the Company or counsel for the Company on the Company’s behalf, the Joint Sponsors shall arrange for and the Company shall cause, the Formal Notice to be published on the official website of the Company and SEHK and in the newspapers on the day(s) specified in Schedule 5 (or such other publication(s) and/or day(s)) as may be agreed by the Company and the Joint Sponsors). The Company will, on the Hong Kong Prospectus Date, issue or make available via the Receiving

Bank to the public sufficient copies of the Hong Kong Public Offering Documents to satisfy public demand during the period from the Hong Kong Prospectus Date to the Acceptance Date and/or cause such number of copies of the Hong Kong Public Offering Documents as the Joint Sponsors (together with Joint Global Coordinators) may direct to be delivered to the Joint Sponsors and/or Joint Global Coordinators or as they may direct.

4.2.                            Receiving Bank and Nominee: The Company has appointed the Receiving Bank to receive applications and application monies under the Hong Kong Public Offering and has appointed the Nominee to hold the application monies received by the Receiving Bank under the Hong Kong Public Offering, in each case upon and subject to the terms and conditions contained in the Receiving Bank Agreement. The Company shall use its best endeavors to procure the Nominee to undertake to hold and deal with such application monies upon and subject to the terms and conditions contained in the Receiving Bank Agreement.

4.3.                            Hong Kong Registrar and White Form eIPO Service: The Company has appointed the Hong Kong Registrar to provide services in connection with the processing of the Hong Kong Public Offering Applications and the provision of the White Form eIPO Service upon and subject to the terms and conditions of the Registrar Agreement. The Company undertakes with the Hong Kong Underwriters to use its best endeavors to procure that the Hong Kong Registrar shall do all such acts and things as may be reasonably required to be done by it in connection with the Hong Kong Public Offering and its associated transactions.

4.4.                            Application Lists: Subject as mentioned below, the Application Lists will open at 11:45 a.m. on the Acceptance Date and will close at 12:00 noon on the same day, provided that in the event of a tropical cyclone warning signal number 8 or above or a “black” rainstorm warning signal being in force in Hong Kong at any time between 9:00 a.m. and 12:00 noon on that day, then the Application Lists will open at 11:45 a.m. and close at 12:00 noon on the next Business Day on which no such signal remains in force at any time between 9:00 a.m. and 12:00 noon. All references in this Agreement to the time of opening and closing of the Application Lists shall be construed accordingly.

4.5.                            Basis of allocation: The Company agrees that the Joint Sponsors (together with the Joint Global Coordinators) shall have the exclusive right, in their sole and absolute discretion, upon and subject to the terms and conditions of the Hong Kong Public Offering Documents and this Agreement, to reject or accept in whole or in part any Hong Kong Public Offering Application and, where the number of Hong Kong Offer Shares being applied for exceeds the total number of the Hong Kong Offer Shares, after consultation with the Company, to determine the basis of allocation of the Hong Kong Offer Shares.

The Company shall, and shall use its best endeavors to procure that the Receiving Bank and the Hong Kong Registrar shall, as soon as practicable after the close of the Application Lists, provide the Joint Sponsors and the Joint Global Coordinators with such information, calculations and assistance as the Joint Sponsors and the Joint Global Coordinators may require for the purposes of determining, inter alia:

4.5.1                     in the event of a Hong Kong Public Offering Under-Subscription, the number of Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications; or

4.5.2                     in the event of a Hong Kong Public Offering Over-Subscription, the number of times by which the number of Hong Kong Offer Shares which have been applied for pursuant to Accepted Hong Kong Public Offering Applications exceeds the total number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering; and

4.5.3                     the basis of allocation of the Hong Kong Offer Shares.

4.6.                            Several underwriting commitments: Upon and subject to the terms and conditions of this Agreement and in reliance upon the Warranties, if and to the extent that by 12:00 noon on the Acceptance Date there shall remain any Hong Kong Offer Shares which have not been applied for pursuant to Accepted Hong Kong Public Offering Applications (a “Hong Kong Public Offering Under-Subscription”), the Hong Kong Underwriters (other than any Hong Kong Underwriter whose Hong Kong Public Offering Underwriting Commitment has been reduced by the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter to zero pursuant to the provisions of Clause 4.7) shall, subject as provided in Clauses 4.10 and 4.12, procure applications to purchase, or failing which themselves as principals apply to purchase, the number of Hong Kong Offer Shares remaining available as a result of the Hong Kong Public Offering Under-Subscription (the “Unsold Hong Kong Offer Shares”) in accordance with the terms and conditions set out in the Hong Kong Public Offering Documents (other than as to the deadline for making the application), provided that:

4.6.1                     the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be several (and not joint or joint and several);

4.6.2                     the number of Unsold Hong Kong Offer Shares which each Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6 shall be calculated by applying the formula below (but shall not in any event exceed the maximum number of Hong Kong Offer Shares as set forth opposite the name of such Hong Kong Underwriter in Schedule 1):

where in relation to such Hong Kong Underwriter:

N                                       is the number of Unsold Hong Kong Offer Shares which such Hong Kong Underwriter is obligated to apply to purchase or procure applications to purchase under this Clause 4.6, subject to such adjustment as the Joint Global Coordinators may determine to avoid fractional shares;

T                                        is the total number of Unsold Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 2.6 and 4.12, as applicable;

C                                       is the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter;

P                                         is the number of Hong Kong Offer Shares comprised in the Hong Kong Underwriter’s Applications of such Hong Kong Underwriter;

AC                              is the aggregate number of Hong Kong Offer Shares determined after taking into account any reduction pursuant to Clauses 2.6 and 4.12, as applicable; and

AP                                is the aggregate number of Hong Kong Offer Shares comprised in the of all the Hong Kong Underwriters; to the extent any Hong Kong Underwriter makes or procures more Hong Kong Underwriter’s Applications than its Hong Kong Public Offering Underwriting Commitment, the Hong Kong Underwriter’s Applications for such Hong Kong Underwriter, for the purpose of calculating this AP only, shall be deemed to be equal to the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter; and

4.6.3                     the determination of the Joint Global Coordinators of the obligations of the Hong Kong Underwriters with respect to the Unsold Hong Kong Offer Shares under this Clause 4.6 shall be final and conclusive.

None of the Hong Kong Underwriters will be liable for any failure on the part of any of the other Hong Kong Underwriters to perform its obligations under this Clause 4.6 or otherwise under this Agreement. Notwithstanding the foregoing, each of the Hong Kong Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with the other Hong Kong Underwriters.

4.7.                            Hong Kong Underwriters’ set-off: In relation to each Hong Kong Public Offering Application made or procured to be made by any of the Hong Kong Underwriters otherwise than pursuant to the provisions of Clause 4.9, the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter shall, subject to the Application Form(s) having been marked with the name of such Hong Kong Underwriter and to such Hong Kong Public Offering Application having been accepted (whether in whole or in part) pursuant to the provisions of Clause 4.5 and thus becoming an Accepted Hong Kong Public Offering Application, be reduced pro tanto by the number of Hong Kong Offer Shares accepted pursuant to and comprised in such Accepted Hong Kong Public Offering Application until the Hong Kong Public Offering Underwriting Commitment of such Hong Kong Underwriter is reduced to zero. Detailed provisions relating to the set-off of the Hong Kong Public Offering Underwriting Commitment of a Hong Kong Underwriter are set out in Schedule 4.

4.8.                            Accepted Application Forms: The Company agrees that all duly completed and submitted Application Forms received prior to the closing of the Application Lists and accepted by the Joint Sponsors (together with the Joint Global Coordinators) pursuant to Clause 4.5, either in whole or in part, will be accepted by the Company before calling upon the Hong Kong Underwriters or any of them to perform their obligations under Clause 4.6.

4.9.                            Applications and payment for Unsold Hong Kong Offer Shares: In the event of a Hong Kong Public Offering Under-Subscription, the Joint Global Coordinators shall, subject to receiving the relevant information, calculations and assistance from the Receiving Bank and the Hong Kong Registrar pursuant to Clause 4.5.1, notify each of the Hong Kong Underwriters as soon as practicable and in any event by 5:00 p.m. on the first Business Day after the Acceptance Date of the number of Unsold Hong Kong Offer Shares to be taken up pursuant to Clause 4.6, and each of the Hong Kong Underwriters shall, as soon as practicable and in any event not later than 10:00 a.m. on the first Business Day after such notification and subject to the Conditions having been duly fulfilled or waived in accordance with the terms of this Agreement:

4.9.1                     deliver to the Joint Sponsors and the Joint Global Coordinators duly completed Application Form(s) for such number of Unsold Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 4.6 specifying the names and addresses of the applicants and the number of Hong Kong Offer Shares to be allocated to each such applicant; and

4.9.2                     pay, or procure to be paid, to the Nominee the aggregate amount payable on application in respect of the Offer Price for such number of Unsold Hong Kong Offer Shares as fall to be taken up by it pursuant to Clause 4.6 (which shall include all amounts on account of the Brokerage, the Trading Fee and the Transaction Levy in accordance with the terms of the Hong Kong Public Offering), and the Company shall, as soon as practicable and in no event later than 9:00 a.m. on 7 August 2018 (the date specified in the Hong Kong Prospectus for the despatch of share certificates), duly allot and issue to the said applicants the Hong Kong Offer Shares to be taken up as aforesaid and procure the Hong Kong Registrar to duly issue and deliver valid share certificates in respect of such Hong Kong Offer Shares, in each case on the basis set out in Clause 5.1.

4.10.                     Power of the Joint Global Coordinators to make applications: In the event of a Hong Kong Public Offering Under-Subscription, the Joint Global Coordinators shall have the right (to be exercised at their sole and absolute discretion (either acting individually or together in such proportions as shall be agreed between themselves) and in relation to which they are under no obligation to exercise) to apply to purchase or procure applications to purchase (subject to and in accordance with this Agreement) all or any of the Unsold Hong Kong Offer Shares which any Hong Kong Underwriter is required to take up pursuant to Clause 4.6. Any application submitted or procured to be submitted by any of the Joint Global Coordinators pursuant to this Clause 4.10 in respect of which payment is made mutatis mutandis in accordance with Clause 4.9 shall satisfy pro tanto the obligation of the relevant Hong Kong Underwriter under Clause 4.6 but shall not affect any agreement or arrangement among the Hong Kong Underwriters regarding the payment of underwriting commission.

4.11.                     Reallocation from the International Offering to the Hong Kong Public Offering: If the number of Hong Kong Offer Shares which are the subject of the Accepted Hong Kong Public Offering Applications exceeds the number of Hong Kong Offer Shares initially offered (a “Hong Kong Public Offering Over-Subscription”), then:

4.11.1              subject to any required reallocation as set forth below in Clause 4.11.2 and provisions set out in HKEx-GL91-18, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall have no obligation to) reallocate Offer Shares from the International Offering to the Hong Kong Public Offering and make available such reallocated Offer Shares as additional Hong Kong Offer Shares to satisfy Hong Kong Public Offering Applications. In the event of such reallocation, the number of Shares available under the International Offering and the respective International Offering Underwriting Commitments of the International Underwriters may be reduced in such manner and proportions as the Joint Global Coordinators may in their sole and absolute discretion determine and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the Hong Kong Public Offering; and

4.11.2              if the Hong Kong Public Offering Over-Subscription represents a subscription of (i) 12 times or more but less than 40 times, (ii) 40 times or more but less than 85 times, or (iii) 85 times or more, of the number of the Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Offer Shares shall be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Offer Shares available under the Hong Kong Public Offering shall be increased to 8,528,000, 11,152,000 and 21,648,000 Shares, respectively, representing approximately 13% (in the case of (i)), 17% (in the case of (ii)) or 33% (in the case of (iii)), respectively, of the total number of Offer Shares initially available under the Global Offering (before any exercise of the Over-Allotment Option).

In each of the above cases, the number of Offer Shares available under the International Offering and the respective International Offering Underwriting Commitments of the International Underwriters shall be reduced accordingly and the Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the Hong Kong Public Offering.

4.12.                     Reallocation from the Hong Kong Public Offering to the International Offering: If a Hong Kong Public Offering Under-Subscription shall occur, the Joint Global Coordinators, in their sole and absolute discretion, may (but shall have no obligation to) reallocate all or any of the Unsold Hong Kong Offer Shares from the Hong Kong Public Offering to the International Offering and make available such reallocated Offer Shares as additional International Offer Shares to satisfy demand under the International Offering. In the event of such reallocation, the number of Unsold Hong Kong Offer Shares and the respective Hong Kong Public Offering Underwriting Commitments of the Hong Kong Underwriters shall be reduced in such manner and proportions as the Joint Global Coordinators may in their sole and absolute discretion determine. The Hong Kong Underwriters will not be entitled to the underwriting commission referred to in Clause 6.1 in respect of the Offer Shares reallocated to the

International Offering. For the avoidance of doubt, any Unsold Hong Kong Offer Shares reallocated from the Hong Kong Public Offering to the International Offering shall for all purposes (including any fee arrangements) be deemed to be International Offer Shares and will be dealt with in accordance with the terms of the International Underwriting Agreement.

4.13.                     Hong Kong Underwriters’ obligations cease: All obligations and liabilities of the Hong Kong Underwriters under this Agreement will cease following payment by or on behalf of the Hong Kong Underwriters in accordance with Clause 4.9 or Clause 4.10 or upon a Hong Kong Public Offering Over-Subscription having occurred (save in respect of any antecedent breaches under this Agreement).

4.14.                     Implementation of the Hong Kong Public Offering: Without prejudice to the foregoing obligations, the Company undertakes with the Joint Global Coordinators, the Joint Sponsors and the Hong Kong Underwriters to take such action and do (or use its best endeavors to procure to be done) all such other acts and things required to implement the Hong Kong Public Offering and to comply with all relevant requirements so as to enable the listing of, and permission to deal in, the Shares on the SEHK to be granted by the Listing Committee.

5.                                      ALLOTMENT AND PAYMENT

5.1.                            Issue of Hong Kong Offer Shares: Upon receipt by the Hong Kong Registrar of the Application Forms for the Accepted Hong Kong Public Offering Applications, the Company shall as soon as practicable following announcement of the basis of allocation of the Hong Kong Offer Shares and in any event no later than 9:00 a.m. on8 August 2018 (the date specified in the Hong Kong Prospectus for the despatch of share certificates):

5.1.1                     duly allot and issue, conditional upon the fulfilment of the Conditions (unless waived in accordance with the terms of this Agreement), the Hong Kong Offer Shares in accordance with the relevant sections of the Hong Kong Public Offering Documents and this Agreement to the successful applicants and in the numbers specified by the Joint Global Coordinators on terms that they rank pari passu in all respects with the existing issued Shares, including the right to rank in full for all distributions declared, paid or made by the Company after the time of their allotment, except for certain aspects described in the Hong Kong Prospectus, and that they will rank pari passu in all respects with the International Offer Shares;

5.1.2                     procure that the names of the successful applicants (or, where appropriate, HKSCC Nominees Limited) shall be entered in the register of members of the Company accordingly (without payment of any registration fee); and

5.1.3                     procure that share certificates in respect thereof (each in a form complying with the Listing Rules and in such number and denominations as directed by the Joint Global Coordinators) shall be issued and despatched, or delivered or released to successful applicants (or where appropriate, HKSCC for immediate credit to such CCASS stock accounts as shall be notified by the Joint Global Coordinators to the Company for such purpose), or made available for collection (as applicable) as provided for in the Hong Kong Public Offering Documents and this Agreement.

5.2.                            Payment to the Company: The application monies received in respect of Hong Kong Public Offering Applications and held by the Nominee will be paid in Hong Kong dollars to the Company (together with any interest thereon) on the Listing Date at or around 9:30 a.m. (subject to and in accordance with the provisions of the Receiving Bank Agreement and this Agreement) upon the Nominee receiving written confirmation from the Joint Global Coordinators that the Conditions have been fulfilled or waived and that share certificates have been despatched to successful applicants of the Hong Kong Offer Shares (or to HKSCC Nominees Limited, as the case may be) by wire transfer to such account or accounts in Hong Kong specified by the Company and notified to the Joint Global Coordinators in writing as soon as practicable after the signing of this Agreement but, in any event, by no later than the Business Day immediately before the Listing Date) in immediately available funds, provided, however, that:

5.2.1                     following confirmation of the Company (after provision by the Joint Global Coordinators to the Company of a written closing statement setting forth the gross proceeds and a description of each applicable deduction), the Joint Global Coordinators are hereby irrevocably and unconditionally authorised by the Company to deduct or direct the Nominee (prior to payment of the application monies to the Company on and at the date and time as aforesaid) to deduct from such application monies and pay to the Joint Global Coordinators (and where a person other than the Joint Global Coordinators is entitled to any amount so deducted, such amount will be received by the Joint Global Coordinators on behalf of such person) the amounts payable by the Company pursuant to Clauses 5.3 (Brokerage, Trading Fee and Transaction Levy for applicants), 5.4 (Trading Fee and Transaction Levy for the Company), 6.1 (Underwriting commission) and 6.2 (Incentive Fee), 6.3.3 (sponsors fees) and any other fees or expenses payable to the Underwriters under Clause 6 (Commissions and Costs), and

5.2.2                     to the extent that the amounts deducted by the Nominee are insufficient to cover the amount to be deducted under Clause 5.2.1 or the Nominee does not or will not deduct in accordance with Clause 5.2.1, the Company shall, pay or cause to be paid in full, on and at the date and time of payment of the application monies to the Company as aforesaid or as soon as reasonably practicable upon written demand subsequent to such date and time, the shortfall or the amounts not so deducted, as applicable, to the Joint Global Coordinators (for themselves or on behalf of the Hong Kong Underwriters, as applicable) or to the relevant party entitled to the amount payable by the Company. For the avoidance of doubt, such commission referred in Clause 6.1 below shall be deducted from the amount paid by the Nominee to the Company.

The net amount payable to the Company pursuant to this Clause 5.2 will (for the avoidance of doubt and if applicable) be calculated after allowing for entitlements of successful applicants under the Hong Kong Public Offering to refunds of application monies.

5.3.                            Brokerage, Trading Fee and Transaction Levy for applicants: The Joint Global Coordinators will, on behalf of the Hong Kong Underwriters, arrange for the payment by the Nominee on behalf of all successful applicants under the Hong Kong Public Offering to the persons entitled thereto of the Brokerage, the Trading Fee and the Transaction Levy in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Global Coordinators are hereby irrevocably and unconditionally authorised by the Company to direct the Nominee to deduct and pay such amounts.

5.4.                            Trading Fee and Transaction Levy for the Company: The Joint Global Coordinators will, on behalf of the Company, arrange for the payment by the Nominee to the persons entitled thereto of the Trading Fee and the Transaction Levy payable by the Company in respect of the Accepted Hong Kong Public Offering Applications, such amounts to be paid out of the application monies received in respect of Hong Kong Public Offering Applications. The Joint Global Coordinators are hereby irrevocably and unconditionally authorised by the Company to direct the Nominee to deduct and pay such amounts.

5.5.                            Refund cheques: The Company will procure that, in accordance with the terms of the Receiving Bank Agreement and the Registrar Agreement, the Nominee will pay refunds of applications monies, and the Hong Kong Registrar will arrange for the distribution of refund cheques, to those successful and unsuccessful applicants under the Hong Kong Public Offering who are or may be entitled to receive refunds of application monies (in whole or in part) in accordance with the terms of the Hong Kong Public Offering specified in the Hong Kong Public Offering Documents.

5.6.                            Separate Bank Account: The Company agrees that the application monies received in respect of Hong Kong Public Offering Applications shall be credited to a separate bank account with the Nominee pursuant to the terms of the Receiving Bank Agreement.

6.                                      COMMISSIONS AND COSTS

6.1.                            Underwriting commission: The Company shall pay to the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) an underwriting commission equal to 2.5 per cent. of the aggregate Offer Price in respect of all of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering, in each case pursuant to Clause 4). For the avoidance of doubt, no underwriting commission in respect of any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering shall be paid to the Hong Kong Underwriters as the relevant underwriting commission relating to such Shares will be payable to the International Underwriters in accordance with the International Underwriting Agreement. The respective entitlement of the Joint Global Coordinators and the Joint Bookrunners to the underwriting commission will be set out in the International Underwriting Agreement.

6.2.                            Incentive Fee: In addition, the Company (i) shall pay to the Joint Global Coordinators (on behalf of the Underwriters) an incentive fee of 0.5 per cent. of the Offer Price for each Offer Share in respect of all the Offer Shares offered under the Global Offering including any Offer Shares issued pursuant to the exercise of the Over-Allotment Option; and (ii) may at its sole and absolute discretion pay to each of the Joint Global Coordinators and the Joint Bookrunners for their respective accounts an incentive fee of up to 0.5 per cent. of the Offer Price for each Offer Share in respect of all the Offer Shares offered under the Global Offering including any Offer Shares issued pursuant to the exercise of the Over-Allotment Option, to be determined by the Company (including the allocation amongst the Joint Global Coordinators and the Joint Bookrunners) and notified to the Joint Global Coordinators and the Joint Bookrunners on or before the Price Determination Date.

6.3.                            Costs payable by the Company: The Company covenants and agrees with the Hong Kong Underwriters that the Company will pay or cause to be paid the following (where relevant, in such amounts as previously agreed with such parties in their respective engagement letters, services agreements or contracts, including but not limited to the US$200,000 cap on the out-of-pocket expenses (as defined therein) of each Joint Sponsor in accordance with the engagement letter dated 21 March 2018 between the Company and the Joint Sponsors):

6.3.1                     the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the listing of the Shares on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby and all other expenses in connection with the preparation, printing, advertising, reproduction and filing of the Hong Kong Prospectus, the Preliminary International Prospectus, the Application Proof, the PHIP and amendments and supplements thereto and the mailing and delivering of copies thereof to the Hong Kong Underwriters;

6.3.2                     all capital duty (if any), premium duty (if any) and any other fees, charges, Taxation and expenses payable by the Company or the Hong Kong Underwriters in respect of the creation, issue, sale, initial resale and delivery of the Offer Shares;

6.3.3                     any remaining payable sponsor fees as set out in the sponsor engagement letter between the Joint Sponsors and the Company dated 21 March 2018;

6.3.4                     the cost of printing or producing any Agreement among Hong Kong Underwriters, this Agreement, the closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares;

6.3.5                     all costs of the printing, despatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

6.3.6                     all Hong Kong Underwriters’ expenses in connection with the issuance of Shares for offering and sale under the applicable Laws of the jurisdictions, which, for the avoidance of doubt, do not include fees and disbursements of the counsels for the Hong Kong Underwriters;

6.3.7                     the fees and documented disbursements of counsels for the Hong Kong Underwriters as separately agreed between the Company and such counsel in connection with the listing of the Shares on the Main Board of the SEHK;

6.3.8                     all fees and expenses in connection with listing the Shares on the Main Board of the SEHK and costs of despatch and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto;

6.3.9                     all fees and expenses of conducting company searches, litigation and legal proceeding searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

6.3.10              the filing fees incident to, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with, any required review by the Stock Exchange of the terms of the sale of the Shares;

6.3.11              the cost of preparing share certificates;

6.3.12              the cost and charges of the Hong Kong Registrar and the White Form eIPO Service Provider;

6.3.13              CCASS transaction fees payable in connection with the Global Offering;

6.3.14              fees and expenses of other agents and advisers appointed by the Company relating to the Global Offering, including but not limited to, the Reporting Accountants, Internal Control Consultant, the Industry Consultant, any public relations consultants, any translators engaged and instructed by the Company, the Receiving Bank and the Nominee and the financial printer;

6.3.15              the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, all costs and expenses related to the press conferences of the Company in relation to the Hong Kong Public Offering and all reasonable, documented out-of-pocket expenses of the Hong Kong Underwriters in connection with the Hong Kong Public Offering, provided that the Company and the Hong Kong Underwriters shall each be responsible for 50% of the cost of any aircraft chartered in connection with the road show; and

6.3.16              all other reasonable, documented costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this section; provided, however, that the amount of fees and disbursements of counsel for the Hong Kong Underwriters payable pursuant to subclauses 6.3.6, 6.3.8, and 6.3.10 of this section shall not exceed US$30,000 in the aggregate.

It is understood, however, that, except as provided in this section, and section 12 hereof, the Underwriters will pay all of their own costs and expenses and any advertising expenses connected with any offers they may make and that the out-of-pocket expenses of each of the Joint Sponsors payable by the Company shall in any event be capped at US$200,000.

6.4.                            Costs remaining payable if the Global Offering does not proceed: If this Agreement shall be terminated or shall not become unconditional or, for any other reason, the Global Offering is not completed, the Company shall not be liable to pay any underwriting commission and incentive fee under Clause 6.1, but the Company shall pay or reimburse or cause to be paid or reimbursed all costs, expenses, fees, charges and Taxation referred to in Clause 6.3 which have been incurred or are liable to be paid by the Joint Global Coordinators and/or the Hong Kong Underwriters and all other costs, expenses, fees, charges and Taxation payable by the Company pursuant to Clause 6.3, forthwith upon demand by the Joint Global Coordinators and/or the Hong Kong Underwriters or the relevant party which incurred the costs, expenses, fees, charges and Taxation, as the case may be.

7.                                      STABILISATION

7.1.                            Stabilising manager and stabilisation actions: The Company acknowledges that Morgan Stanley, to the exclusion of all others, is expected to act as stabilising manager in connection with the Global Offering and may (but with no obligation and not as agent for the Company) make purchases, over-allocate or effect transactions in the market or otherwise take such stabilising action(s) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. Morgan Stanley may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilisation actions. Any such agent shall have the rights and authorities conferred upon Morgan Stanley pursuant to this Clause. Any stabilisation actions taken by Morgan Stanley or any person acting for it as stabilising manager shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all other applicable Laws and may be discontinued at any time. Each of the Hong Kong Underwriters (other than Morgan Stanley or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators) to this Agreement that it will not take or cause or authorise any person to take, and shall cause its affiliates and/or agents not to take, directly or indirectly, any stabilisation action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilisation or maintenance of the price of any security of the Company.

7.2.                            Stabilising losses and profits. All liabilities, expenses and losses arising from stabilisation activities and transactions effected by Morgan Stanley or any person acting for it as stabilising manager shall be for the respective accounts of the International Underwriters in accordance with the proportions which their respective International Offering Underwriting Commitments bear to the total International Offering Underwriting Commitments of the International Underwriters. All profits or gains arising from stabilising activities and transactions effected by Morgan Stanley or any person acting for it as stabilising manager shall be for the respective accounts of the Joint Sponsors in accordance with the proportions which their respective International Offering Underwriting Commitments bear to the total International Offering Underwriting Commitments of the Joint Sponsors. The Company shall not be responsible for any liabilities, expenses or losses and shall not be entitled to any gain or profit arising from stabilising activities and transactions effected by the stabilising manager pursuant to this clause 7.2.

7.3.                            No stabilisation by the Company: The Company undertakes to each of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters that it will not, and will use its best endeavors to cause its affiliates or any of its or its affiliates’ respective directors, officers, employees, or any person acting on its or on behalf of any of the foregoing persons not to:

7.3.1                     take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company to facilitate the sale or resale of any security of the Company or otherwise;

7.3.2                     take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or

7.3.3                     take or omit to take, directly or indirectly, any action which may result in the loss by the Stabilising Manager or any person acting for it as stabilising manager of the ability to rely on any stabilisation safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

8.                                      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

8.1.                            Warranties: The Company hereby represents, warrants, agrees and undertakes with respect to each of the Warranties in Schedule 2 hereto to each of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters that each of the Warranties is true, accurate and not misleading at the date of this Agreement, and the Company acknowledges that each of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters is entering into this Agreement in reliance upon the Warranties. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

8.2.                            Warranties repeated: The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting as at the date of this Agreement. In addition, the Warranties shall be deemed to be repeated:

8.2.1                     on the date of registration of the Hong Kong Prospectus by the Registrar of Companies in Hong Kong as required by section 342C of the Companies (Winding Up and Miscellaneous Provisions) Ordinance;

8.2.2                     on the Hong Kong Prospectus Date;

8.2.3                     on the Price Determination Date; and

8.2.4                     immediately prior to 8:00 a.m. on the Listing Date,

in each case with reference to the facts and circumstances then subsisting. For the avoidance of doubt, nothing in the Clause 8.2 shall affect the on-going nature of the Warranties.

8.3.                            Notice of breach of Warranties: The Company hereby undertakes to forthwith notify the Joint Sponsors and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) in writing if it comes to its knowledge that any of the Warranties is untrue, inaccurate or misleading in any respect or ceases to be true and accurate or becomes misleading in any respect at any time up to the last to occur of the dates specified in Clause 8.2 or if it becomes aware of any event or circumstances which would or could reasonably be expected to cause any of the Warranties to become untrue, inaccurate or misleading in any respect.

8.4.                            Undertakings not to breach Warranties: The Company hereby undertakes to the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters not to, and shall procure that neither the Company nor any other member of the Group shall, do or omit to do anything or permit to occur any event which would or could reasonably be expected to render any of the Warranties untrue, incorrect or misleading in any respect at any time up to the last to occur of the dates specified in Clause 8.2 or which could materially and adversely affect the Global Offering. Without prejudice to the foregoing, the Company agrees not to make any amendment or supplement to the Offering Documents or any of them without the prior approval of the Joint Sponsors and the Joint Global Coordinators.

8.5.                            Remedial action and announcements: The Company shall notify the Joint Sponsors and the Joint Global Coordinators promptly if at any time, by reference to the facts and circumstances then subsisting, on or prior to the last to occur of the dates on which the Warranties are deemed to be given pursuant to the provisions of Clause 8.2, (i) any event shall occur or any circumstance shall exist which renders or could render untrue or inaccurate or misleading in any respect any of the Warranties or gives rise or could reasonably be expected to give rise to a claim under any of the indemnities as contained in or given pursuant to this Agreement, or (ii) any event shall occur or any circumstance shall exist which requires or could require the making of any change to any of the Offering Documents so that any such Offering Documents would not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when any such Offering Documents were delivered, not misleading, or (iii) it shall become necessary or desirable for any other reason to amend or supplement any of the Offering Documents or any significant new factor likely to affect the Hong Kong Public Offering or the Global Offering shall arise, and, in each of the cases described in clauses (i) through (iii) above, the Company, at its own expense, shall promptly take such remedial action as may be required by the Joint Sponsors and/or the Joint Global Coordinators, including promptly preparing, announcing, issuing, publishing, distributing or otherwise making available, at the Company’s expense, such amendments or supplements to the Offering Documents or any of them as the Joint Global Coordinators and the Joint Sponsors may require and supplying the Joint Sponsors and the Joint Global Coordinators or such persons as they may direct, with such number of copies of such amendments or supplements as they may require.

8.6.                            Company’s knowledge: A reference in this Clause 8 or in Schedule 2 to the Company’s knowledge, information, belief or awareness or any similar expression shall be deemed to include an additional statement that it has been made after such due and careful enquiry that a reasonable person would have made in light of the facts and circumstances. Notwithstanding that any of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters has knowledge or has conducted investigation or enquiry with respect to the information given under the relevant Warranty, the rights of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters under this Clause 8 shall not be prejudiced by such knowledge, investigation and/or enquiry.

8.7.                            Obligations personal: The obligations of the Company under this Agreement shall be binding on its successors in title.

8.8.                            Release of obligations: Any liability to the Joint Sponsors, the Joint Global Coordinators, the Hong Kong Underwriters or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by the Joint Sponsors, the Joint Global Coordinators, the Hong Kong Underwriters or any of them as regards any person under such liability without prejudicing the rights of the Joint Sponsors, the Joint Global Coordinators or the Hong Kong Underwriters (or the rights of any of the Joint Sponsors, Joint Global Coordinators and Hong Kong Underwriters) against any other person under the same or a similar liability.

8.9.                            Consideration: The Company has entered into this Agreement, and agreed to give the representations, warranties, agreements and undertakings herein, in consideration of the Joint Sponsors, Joint Global Coordinators and the Hong Kong Underwriters agreeing to enter into this Agreement on the terms set out herein.

8.10.                     Full force: For the purpose of this Clause 8:

8.10.1              the Warranties shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement; and

8.10.2              if an amendment or supplement to the Offering Documents or any of them is announced, issued, published, distributed or otherwise made available after the date hereof pursuant to Clause 8.5 or otherwise, the Warranties relating to any such documents given pursuant to this Clause 8 shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, the Warranties relating to any such documents shall be read and construed subject to the provisions of this Agreement as if the references therein to such documents means such documents when read together with such amendment or supplement.

9.                                      RESTRICTIONS ON ISSUE OR DISPOSAL OF SECURITIES

9.1.                            Lock-up on the Company: Except for the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to the Over-Allotment Option), during the period commencing on the date of this Agreement and ending on, and including, the date that is six months after the Listing Date (the “Six-Month Period”), the Company hereby undertakes to each of the Joint Global Coordinators, the Hong Kong Underwriters and the Joint Sponsors not to, without the prior written consent of the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) and unless in compliance with the requirements of the Listing Rules:

9.1.1                     offer, sell, contract to sell, pledge, grant any option to purchase,make any short sale or otherwise dispose of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, without your prior written consent; or

9.1.2                     enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Shares or other securities of the Company); or

9.1.3                     enter into any transaction with the same economic effect as any transaction specified in Clause 9.1.1 or 9.1.2 above; or

9.1.4                     offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any transaction described in Clause 9.1.1, 9.1.2 or 9.1.3 above,

in each case, whether any of the transactions specified in Clause 9.1.1, 9.1.2 or 9.1.3 above is to be settled by delivery of Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Shares or other securities of the Company will be completed within the Six-month Period).

9.2.                            Exceptions: The restrictions in relation to the Six-Month Period set out in Clause 9.1 shall not apply to:

(A) the Shares to be sold hereunder or the International Underwriting Agreement,

(B) the issue of shares, the listing of which has been approved by the Exchange, pursuant to a share option scheme under Chapter 17 of the Listing Rules;

(C) the exercise of conversion rights attaching to warrants issued as part of the initial public offering;

(D) any capitalisation issue, capital reduction or consolidation or sub-division of shares;

(E) the issue of shares or securities pursuant to an agreement entered into before the commencement of dealing, the material terms of which have been disclosed in the listing document issued in connection with the offering as contemplated under that agreement, including but not limited to:

(i) issuances of shares pursuant to the conversion or exchange of convertible or exchangeable securities, including preferred shares, warrants, restricted share units and options, outstanding as of the date of this Agreement and disclosed in the Final International Prospectus;

(ii) the filing of any registration statement on Form S-8 relating to any benefit plans or arrangements disclosed in the Final International Prospectus and the issuance of securities registered pursuant thereto; or

(iii) issuances of securities under the Equity Plans.

(F) the issue of shares or securities exercisable for, convertible into or exchangeable for shares in connection with any acquisition, collaboration, licensing or other joint venture or strategic transaction or any debt financing transaction involving the  Company or any of its Affiliates; provided that, (x) such issue shall not in the aggregate be greater than 5% of the total outstanding ordinary shares of the Company immediately following the completion of the Global Offering, (y) the recipients of such shares agree to be bound by a lockup undertaking in an agreed form, and (z) a waiver from the strict compliance of Rule 10.08 of the Listing Rules has been granted by the Stock Exchange in relation to such issue.

9.3.                            Full force: The undertakings in this Clause 9 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

10.                               FURTHER UNDERTAKINGS

The Company undertakes to the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters that it will:

10.1.                     Global Offering: comply with the terms and conditions of the Global Offering and all obligations imposed upon it by the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and the Listing Rules and all requirements of the SEHK or the SFC in respect of or by reason of the matters contemplated by this Agreement and otherwise in connection with the Global Offering, including, without limitation:

10.1.1              doing all such things as are necessary to ensure that Admission is obtained and not cancelled or revoked;

10.1.2              making all necessary Approvals and Filings with the Registrar of Companies in Hong Kong;

10.1.3              making available for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom, legal advisers to the Company as to Hong Kong Laws, the documents referred to in the section of the Hong Kong Prospectus headed “Documents Delivered to the Registrar of Companies and Available for Inspection” for the period and at the address stated therein;

10.1.4              using its best endeavors to procure  that the Hong Kong Registrar, the Receiving Bank and the Nominee shall comply in all respects with the terms of their respective appointments under the terms of the Registrar Agreement and the Receiving Bank Agreement;

10.1.5              using its best endeavors to procure that none of the Directors or their respective associates (as defined in the Listing Rules) will himself or themselves (or through a company controlled by him or them), apply to purchase Offer Shares either in his or their own names or through nominees unless permitted to do so under the Listing Rules and having obtained confirmation to that effect;

10.1.6              procuring that none of the Company and/or any member of the Group, and/or using its best endeavors to procure none of their respective directors, officers, employees, affiliates and/or agents, shall (whether directly or indirectly, formally or informally, in writing or verbally) provide any material information, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Preliminary International Prospectus or publicly available, to any research analyst at any time up to and including the fortieth day immediately following the Price Determination Date;

10.1.7              using its best endeavors to procure that no directors, existing shareholders, any other core connected person and their respective close associates (as defined in the Listing Rules) of the Company will itself (or through a nominee or a company controlled by it), apply to purchase Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules or under any waivers granted by the Stock Exchange, and if the Company shall become aware of any application or indication of interest for Hong Kong Offer Shares by any director, existing shareholder, other core connected person and their respective close associates, controlled company or nominee, it shall forthwith notify the Joint Sponsors and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters);

10.1.8              that no preferential treatment has been, nor will be, given to any placee and its close associates by virtue of its relationship with the Company in any allocation in the placing tranche unless otherwise permitted to do so under the Listing Rules or any waivers granted by the Stock Exchange; and

10.1.9              using or procuring the use of all of the net proceeds received by it pursuant to the Global Offering in the manner specified in the section of the Hong Kong Prospectus headed “Future Plans and Use of Proceeds”, other than any change that is disclosed in accordance with the Listing Rules and will not (a) contravene any provision of any current and applicable laws or the current constituent documents of the Company or any other member of the Group, (b) contravene the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any other member of the Group or (c) contravene or violate the terms or provisions of any Approvals and Filings applicable to any of the Company or any other member of the Group.

10.2.                     Information: provide to the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters all such information known to the Company or which on due and careful enquiry that a reasonable person would have made in light of the facts and circumstances ought to be known to the Company and whether relating to the Group or the Company or otherwise as may be reasonably required by the Joint

Sponsors or the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) in connection with the Global Offering for the purposes of complying with any requirements of applicable Laws (including, without limitation and for the avoidance of doubt, the requirements of the SEHK or of the SFC or of any other relevant Authority);

10.3.                     Receiving Bank, Nominee and Hong Kong Registrar: use its best endeavors to procure that each of the Receiving Bank, the Nominee and the Hong Kong Registrar shall do all such acts and things as may be required to be done by it in connection with the Global Offering and the transactions contemplated herein;

10.4.                     Restrictive covenants: not, and procure that no other member of the Group will:

10.4.1              at any time after the date of this Agreement up to and including the date on which all of the Conditions are fulfilled or waived in accordance with this Agreement, do or omit to do anything which causes or can reasonably be expected to cause any of the Warranties to be untrue, inaccurate or misleading in any respect at any time prior to or on the Listing Date;

10.4.2              enter into any commitment or arrangement which in the opinion of the Joint Global Coordinators has or will or may have a material adverse effect on the Global Offering;

10.4.3              take any steps which, in the reasonable opinion of the Joint Global Coordinators and the Joint Sponsors, are or will or may be materially inconsistent with any statement or expression, whether of fact, policy, expectation or intention, in the Hong Kong Prospectus; and

10.4.4              amend any of the terms of the appointments of the Hong Kong Registrar, the Receiving Bank and the Nominee without the prior written consent of the Joint Global Coordinators and the Joint Sponsors, such consent not to be unreasonably withheld.

10.5.                     Maintaining listing: use its best endeavours to procure that it will maintain a listing for and will refrain from taking any action that could jeopardise the listing status of, the Shares on the SEHK, and comply with the Listing Rules and all requirements of the SEHK and the SFC, (other than as waived), for at least one year after all of the Conditions have been fulfilled (or waived) except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional;

10.6.                     Internal controls: ensure that issues identified and as disclosed in any internal control report (if any) prepared by the Internal Control Consultant have been, are being or will as soon as practicable be rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls (including but not limited to information security controls, vendor maintenance controls and payment authorisation controls) and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the

Company and its Board with all applicable Laws, and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal control report;

10.7.                     Significant changes: promptly provide full particulars thereof to the Joint Sponsors and the Joint Global Coordinators if, at any time up to or on the date falling 90 days after the Listing Date, there is a significant change which affects or could reasonably be expected to be capable of affecting any information contained in the Offering Documents or a significant new matter arises, the inclusion of information in respect of which would have been required in any of the Offering Documents had it arisen before any of them was issued, and, in connection therewith,

10.7.1              inform the SEHK of such change or matter if so required by the Joint Sponsors or the Joint Global Coordinators;

10.7.2              at its expense, promptly prepare documentation containing details of such change or matter if so required by the SEHK and in a form approved by the Joint Sponsors and the Joint Global Coordinators (such approval not to be unreasonably withheld), deliver such documentation through the Joint Sponsors to the SEHK for approval and publish such documentation in such manner as the SEHK or the Joint Sponsors or the Joint Global Coordinators may require; and

10.7.3              at its expense, make all necessary announcements on the websites of SEHK and the Company to avoid a false market being created in the Offer Shares,

and for the purposes of this Clause, “significant” means significant for the purpose of making an informed assessment of the matters mentioned in Rule 11.07 of the Listing Rules; and

10.8.                     General: without prejudice to the foregoing obligations, do all such other acts and things as may be reasonably required to be done by it to carry into effect the Global Offering in accordance with the terms thereof.

The undertakings in this Clause 10 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

11.                               TERMINATION

11.1.                     Termination events: The Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) shall be entitled by notice to the Company to terminate this Agreement with immediate effect if prior to 8:00 a.m. on the Listing Date:

11.1.1              there shall develop, occur, exist or come into effect:

(a)                                 any event, or series of events, in the nature of force majeure (including, without limitation, any acts of government, declaration of a national or international emergency or war, calamity, crisis, epidemic, pandemic, large scale outbreaks of diseases (including, without limitation, SARS, swine or avian flu, H5N1, H1N1, H7N9 and such related/mutated forms), economic sanctions, strikes, labour disputes, lock-outs, fire, explosion, flooding, earthquake, civil commotion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God or acts of terrorism (whether or not responsibility has been claimed)) in or affecting Hong Kong, Singapore, Japan, the PRC, the Cayman Islands, the United States, Ireland, the United Kingdom or the European Union (or any member thereof) (“Relevant Jurisdiction”);

(b)                                 any material change in short or long term debt of the Company or any of its subsidiaries, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Hong Kong Prospectus;

(c)                                  a suspension or material limitation in trading in securities generally on the NASDAQ Global Select Market or the New York Stock Exchange, The Stock Exchange of Hong Kong Limited, the Shenzhen Stock Exchange, the London Stock Exchange, Shanghai Stock Exchange or Tokyo Stock Exchange,

(d)                                 a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market;

(e)                                  a general moratorium on commercial banking activities in New York (imposed at the U.S. Federal or New York State level or by any other competent authority), Hong Kong (imposed by the Financial Secretary or the Hong Kong Monetary Authority or other competent authority), the PRC, the Cayman Islands, London, the PRC, the European Union (or any member thereof), Japan or Singapore declared by the relevant authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States, Hong Kong, the PRC or the Cayman Islands;

(f)                                   a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the transfer thereof;

(g)                                  the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Governmental Agency materially affecting the business or operations of the Company or its subsidiaries;

(h)                                 the outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, the PRC or the Cayman Islands or the declaration by the United States, Hong Kong, the PRC or the Cayman Islands of a national emergency or war; or

(i)                                     any change or development involving a prospective change, or any event or circumstances or series of events likely to result in any change or development involving a prospective change, in any local, national, regional or international financial, economic, political, military, industrial, legal, fiscal, regulatory, currency, credit or market matters or conditions, equity securities or exchange control or any monetary or trading settlement system or other financial markets (including, without limitation, conditions in the stock and bond markets, money and foreign exchange markets, the interbank markets and credit markets), in or affecting any of the Relevant Jurisdictions or elsewhere,

(j)                                    any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by any Authority before any Authority, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares, the listing and trading of the Shares on the on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby;

(k)                                 any adverse legislative or regulatory developments related to the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors as amended (the “M&A Rules”) and Related Clarifications which in the sole judgment of the Joint Sponsors (after consultation with the Company if practicable) would make it inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such time of delivery on the terms and in the manner contemplated in this Agreement (including any such development that results in either PRC counsel to the Company or PRC counsel to the Underwriters not being able to confirm, on the date of the Hong Kong Prospectus at a time prior to the execution of this Agreement and the Listing Date, the respective opinions of such counsel, dated on or about the Listing Date);

(l)                                     the enactment, publication, decree or other promulgation of any new statute, regulation, rule, order or any change or development involving a prospective change in existing laws or regulations or materially affecting the business or operations of the Company or member of the Group or any change or development involving a prospective change in the interpretation or application thereof by any court or any governmental authority in or affecting any of the Relevant Jurisdictions;

(m)                             the imposition of economic sanctions, in whatever form, directly or indirectly, by, or for, any of the Relevant Jurisdictions;

(n)                                 any change or development involving a prospective change or amendment in or affecting taxation or foreign exchange control, currency exchange rates or foreign investment regulations (including, without limitation, a material devaluation of the Hong Kong dollar or RMB against any foreign currencies, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or RMB is linked to any foreign currency or currencies), or the implementation of any exchange control, in any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

(o)                                 other than with the prior written consent of the Joint Global Coordinators, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, any Application Forms or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of SEHK and/or the SFC;

(p)                                 the Chief Executive Officer or any executive director vacating his office;

(q)                                 any director being charged with an indictable offence or prohibited by operation of Law or otherwise disqualified from taking part in the management of a company;

(r)                                    a valid demand by any creditor for repayment or payment of any material indebtedness of any member of the Group or in respect of which any member of the Group is liable prior to its stated maturity;

(s)                                   any prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares (including any additional Shares to be issued pursuant to the Over-allotment Option) pursuant to the terms of the Global Offering;

(t)                                    any order or petition for the involuntary winding-up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the voluntary winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the material assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

(u)                                 any litigation, dispute, legal action or claim being threatened or instigated against any member of the Group;

(v)                                 any contravention by the Company or any member of the Group of any applicable laws and regulations including the Listing Rules; or

(w)                               any non-compliance of the Hong Kong Prospectus (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations, which, individually or in the aggregate, in the sole and absolute opinion of the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters), (1) has or will or is likely to have a material adverse effect on the assets, liabilities, general affairs, business, management, prospects, shareholders’ equity, profit, losses, earnings, results of operations, performance, position or condition, financial or otherwise, of the Group as a whole; (2) has or will have or is likely to have a material adverse effect on the success or marketability of the Global Offering or the level of applications or the distribution of the Offer Shares under the Hong Kong Public Offering or the level of interest under the International Offering; (3) makes or will make or is likely to make it inadvisable, inexpedient, impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Hong Kong Prospectus; or (4) has or will or is likely to have the effect of making any material part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

11.1.2              there has come to the notice of the Joint Global Coordinators that:

(a)                                 any statement contained in the Hong Kong Prospectus, the Application Forms, the Formal Notice and/or any notices, announcements, advertisements, communications or other documents (including any announcement, circular, document or other communication pursuant to this Agreement) issued or used by or on behalf of the Company in connection with the Hong Kong Public Offering and the Global Offering (including any supplement or amendment thereto (the “Offer-Related Documents”) but excluding information relating to the Underwriters) was, when it was issued, or has become, untrue, incorrect, inaccurate, or incomplete in any material respect or misleading or deceptive, in light of circumstances under which it was made, or that any estimate, forecast, expression of opinion, intention or expectation contained in any of such documents is not fair and honest and based on reasonable grounds or reasonable assumptions;

(b)                                 any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission from, or misstatement in, any of the Offer-Related Documents;

(c)                                  there is a material breach of any of the obligations imposed upon the Company under this Agreement;

(d)                                 there is an event, act or omission which gives or is likely to give rise to any material liability of the Company pursuant to the indemnities given by any of them under this Agreement or the International Underwriting Agreement,;

(e)                                  there is any material adverse change or development or likely to be any prospective material adverse change or development in the assets, liabilities, general affairs, business, management, prospects, shareholders’ equity, profits, losses, earnings, solvency, liquidity position, funding, results of operations, performance, position or condition, financial or otherwise, of the Group as a whole;

(f)                                   there is a breach of, or any event or circumstance rendering untrue, incorrect, incomplete or misleading in any respect, any of the warranties given by the Company in this Agreement or the International Underwriting Agreement, as applicable;

(g)                                  the approval of the Listing Committee of the listing of, and permission to deal in, the Shares in issue and the Shares to be issued pursuant to the Global Offering (including the additional Shares which may be issued upon the exercise of the Over-Allotment Option) is refused or not granted, other than subject to customary conditions, on or before the date of the Listing, or if granted, the approval is subsequently withdrawn, cancelled, qualified (other than by customary conditions), revoked or withheld;

(h)                                 any person has withdrawn its consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

(i)                                     the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering; or

(j)                                    there is a prohibition by a competent Authority on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares pursuant to the terms of the Global Offering.

11.2.                     Effect of termination: Upon the termination of this Agreement pursuant to the provisions of Clause 11.1 or Clause 2.4:

11.2.1              subject to Clause 11.2.2 below, each of the parties hereto shall cease to have any rights or obligations under this Agreement except that Clauses 6.3, 6.4 and 12 to 17 and any rights or obligations that may have accrued under this Agreement prior to such termination shall survive such termination; and

11.2.2              the Company shall refund as soon as practicable all payments made by the Hong Kong Underwriters or any of them pursuant to Clause 4.9 and/or by the Joint Global Coordinators pursuant to Clause 4.10 and/or by applicants under the Hong Kong Public Offering (in the latter case, the Company shall procure that the Hong Kong Registrar and the Nominee despatch refund cheques to all applicants under the Hong Kong Public Offering in accordance with the Registrar Agreement and the Receiving Bank Agreement).

12.                               INDEMNITY

12.1.                     Indemnity: The Company (the “Indemnifying Party”) undertakes to the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Joint Global Coordinators, the Hong Kong Underwriters and each of them (for themselves, respectively, and on trust for their respective Indemnified Parties (as defined below)) to indemnify, hold harmless and keep fully indemnified, on demand, each such Indemnified Party against all losses, liabilities, damages, payments, costs, charges and expenses (collectively, “Losses” and individually, a “Loss”) which, jointly or severally, any such Indemnified Party may suffer or incur, and against all actions, suits and proceedings (including, without limitation, any investigation or inquiry by or before any Authority) and claims (whether or not any such claim involves or results in any action, suit or proceeding) (collectively, “Proceedings” and individually, a “Proceeding”), which may be brought or threatened to be brought against any such Indemnified Party jointly or severally, from time to time (including, without limitation, all payments, costs, charges, fees and expenses arising out of or in connection with the investigation, response to, defence or settlement or compromise of, or the enforcement of any settlement or compromise or judgment obtained with respect to, any such Loss or any such Proceeding), and, in each case, which, directly or indirectly, arise out of or are in connection with:

12.1.1              the issue, publication, distribution, use or making available of any of the Offering Documents, the Application Proof, the PHIP the Formal Notice and any notices and announcements published on the website of the Stock Exchange, roadshow materials and other investor communication materials, any press release published on the website of the Company or communications with the Stock Exchange and the SFC relating to or connected with the Global Offering issued by and on behalf of the Company, and any amendments or supplements thereto (in each case, whether or not approved by the Joint Sponsors, the Joint Global Coordinators, the Underwriters or any of them); or

12.1.2              any of the Offering Documents, the Application Proof, the PHIP, the Formal Notice or any notices and announcements published on the website of the Stock Exchange, any press release published on the website of the Company or communications with the Stock Exchange and the SFC relating to or connected with the Global Offering issued by and on behalf of the Company, or any amendment or supplement thereto (in each case, whether or not approved by the Joint Sponsors, the Joint Global Coordinators, the Underwriters or any of them), containing any untrue or alleged untrue statement of a material fact, or omitting or being alleged to have omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or not containing or being alleged not to contain all the material information as investors and their professional advisers would reasonably require, and reasonably expect to find therein in the context of the Global Offering; or

12.1.3              any estimate, forecast, statement or expression of opinion, intention or expectation contained in any of the Offering Documents, the Application Proof, the PHIP or any notices and announcements published on the website of the Stock Exchange, any press release published on the website of the Company or communications with the Stock Exchange and the SFC relating to or connected with the Global Offering issued by and on behalf of the Company, or any amendment or supplement thereto (in each case, whether or not approved by the Joint Sponsors, the Joint Global Coordinators, the Hong Kong Underwriters or any of them), being or alleged to be incomplete, inaccurate or misleading or based on unreasonable assumptions, or omitting or being alleged to have omitted to have taken account of a fact necessary in order to make it not misleading; or

12.1.4              the offer, allotment, issue, sale or delivery of the Offer Shares; or

12.1.5              any breach or alleged breach on the part of the Company of any of the provisions of this Agreement, the International Underwriting Agreement, the Articles of Association or applicable Laws; or

12.1.6              any of the Warranties being untrue, inaccurate or misleading in any respect or having been breached in any respect or being alleged to be untrue, inaccurate or misleading or alleged to have been breached in any respect; or

12.1.7              the performance by the Joint Sponsors, the Joint Bookrunners, the Joint Lead Managers, the Joint Global Coordinators, the Hong Kong Underwriters or any of them of their or its obligations and roles under this Agreement or the Global Offering; or

12.1.8              any act or omission of any member of the Group in relation to the Global Offering; or

12.1.9              the Global Offering failing or being alleged to fail to comply with the requirements of the Listing Rules, or any Law of any applicable jurisdiction, or any condition or term of any Approvals and Filings in connection with the Global Offering; or

12.1.10       any failure or alleged failure by any of the Directors to comply with their respective obligations under the Listing Rules; or

12.1.11       any Proceeding by or before any Authority having commenced or been threatened or any settlement of any such Proceeding; or

12.1.12       any other matter arising in connection with the Global Offering which may have a material adverse effect on the Global Offering.

provided that the indemnity provided for in Clauses 12.1.712.1.12 shall not, except in relation to the matters as provided in Clause 3.7, apply in respect of any Indemnified Party if any such Loss suffered or incurred by such Indemnified Party is finally judicially determined by a court of competent jurisdiction or an arbitral tribunal to have arisen primarily out of the gross negligence, wilful default or fraud on the part of such Indemnified Party. The non-application of the indemnity provided for in this Clause 12.1 in respect of any Indemnified Party shall not affect the application of such indemnity in respect of any other Indemnified Parties. As used herein, “Indemnified Parties” mean the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters, their respective head offices (including branches thereof), subsidiaries, associates and affiliates, their respective delegates referred to in Clause 3.4, their respective directors, officers, employees and agents and all directors, officers, employees and agents of their respective head offices (including branches thereof), subsidiaries, associates and affiliates, and “Indemnified Party” means any one of them, provided further that that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of the Offering Documents, the Application Proof, the PHIP the Formal Notice and any notices and announcements published on the website of the Stock Exchange, in reliance upon and in conformity with the Underwriter Information.

12.2.                     No claims against Indemnified Parties: No Proceeding shall be brought against any Indemnified Party by, and no Indemnified Party shall be liable to, the Indemnifying Party to recover any Loss which the Indemnifying Party may suffer or incur by reason of or in any way arising out of the carrying out by any of the Indemnified Parties of any act in connection with the transactions contemplated herein and in the Hong Kong Public Offering Documents, the performance by the Joint Sponsors, the Joint Global Coordinators, the Hong Kong Underwriters of their obligations hereunder or otherwise in connection with the offer, allotment, issue, sale or delivery of the Hong Kong Offer Shares or the preparation or despatch of the Hong Kong Public Offering Documents, provided that the foregoing shall not, except in relation to the matters as provided in Clause 3.7, exclude any liability of any Indemnified Party for such Loss which has been finally judicially determined by a court of competent jurisdiction or an arbitral tribunal to have arisen primarily out of such Indemnified Party’s gross negligence, willful default or fraud.

12.3.                     Conduct of claims: Promptly after receipt by an Indemnified Party under Clause 12.1 above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party (i) under such subsection unless and to the extent it did not otherwise learn of such action and it has been materially prejudiced by such omission to notify through the forfeiture by the indemnifying party of substantial rights and defenses and (ii) otherwise than under such subsection.  In case any such action shall be brought against any Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. The Indemnifying Party shall not, without the prior written consent of an Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from any liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnified Party.

12.4.                     If the indemnification provided for in this Clause 12 is unavailable to or insufficient to hold harmless an Indemnified Party under Clause 12.1 above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Clause 12.3 above, then the indemnifying party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters, on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table in Schedule 1 to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection.  The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

12.5.                     Arrangements with advisers: If the Indemnifying Party enters into any agreement or arrangement with any adviser for the purpose of or in connection with the Global Offering, the terms of which provide that the liability of the adviser to the

Indemnifying Party or any other person is excluded or limited in any manner, and any of the Indemnified Parties may have joint and/or several liability with such adviser to the Indemnifying Party or to any other person arising out of the performance of its duties under this Agreement, the Indemnifying Party shall:

12.5.1              not be entitled to recover any amount from any Indemnified Party which, in the absence of such exclusion or limitation, the Indemnifying Party would not have been entitled to recover from such Indemnified Party; and

12.5.2              indemnify the Indemnified Parties in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

12.5.3              take such other action as the Indemnified Parties may require to ensure that the Indemnified Parties are not prejudiced as a consequence of such agreement or arrangement.

12.6.                     Costs: For the avoidance of doubt, the indemnity under this Clause 12 shall cover all costs, charges, fees and expenses which any Indemnified Party may suffer, incur or pay in disputing, investigating, responding to, defending, settling or compromising, or enforcing any settlement, compromise or judgment obtained with respect to, any Losses or any Proceedings to which the indemnity may relate and in establishing its right to indemnification under this Clause 12.

12.7.                     Payment on demand: All amounts subject to indemnity under this Clause 12 shall be paid by the Indemnifying Party as and when they are incurred within 30 Business Days of a written notice demanding payment being given to such Indemnifying Party by or on behalf of the relevant Indemnified Party.

12.8.                     Payment free from counterclaims/set-offs: All payments made by the Indemnifying Party under this Clause 12 shall be made gross, free of any right of counterclaim or set off and without deduction or withholding of any kind, other than any deduction or withholding required by any Law. If the Indemnifying Party makes a deduction under this Clause 12, the sum due from such Indemnifying Party shall be increased to the extent necessary to ensure that, after the making of any deduction or withholding, the relevant Indemnified Party which is entitled to such payment receives a sum equal to the sum it would have received had no deduction or withholding been made.

12.9.                     Taxation: If a payment under this Clause 12 will be or has been subject to Taxation, the Indemnifying Party shall pay the relevant Indemnified Party on demand the amount (after taking into account any Taxation payable in respect of the amount and treating for these purposes as payable any Taxation that would be payable but for a relief, clearance, deduction or credit) that will ensure that the relevant Indemnified Party receives a net sum equal to the sum it would have received had the payment not been subject to Taxation.

12.10.              Full force: The foregoing provisions of this Clause 12 will continue in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

13.                               ANNOUNCEMENTS

13.1.                     Restrictions on announcements: No announcement concerning this Agreement, any matter contemplated herein or any ancillary matter hereto shall be made or despatched by the Company (or by any of their respective directors, officers, employees or agents) during the period of six months from the date of this Agreement without the prior written approval of the Joint Sponsors and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) except in the event and to the extent that any such announcement is required by applicable Laws or required by any Authority to which such party is subject or submits, wherever situated, including, without limitation, the U.S. Securities and Exchange Commission, The NASDAQ Stock Market, SEHK and the SFC, whether or not the requirement has the force of law and any such announcement so made by any of the parties shall be made only after the Joint Sponsors and the Joint Global Coordinators (on behalf of the Hong Kong Underwriters) have had a reasonable opportunity to review and comment on the final draft and their comments (if any) have been fully considered by the issuers thereof.

13.2.                     Full force: The restriction contained in this Clause 13 shall continue to apply after the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or, for so long as any of the Joint Sponsors or the Joint Global Coordinators still remain as sponsor or adviser to the Company, the termination of this Agreement.

14.                               CONFIDENTIALITY

14.1.                     Information confidential: Subject to Clause 14.2, each party hereto shall, and shall procure that its affiliates and its and their directors, officers and agents will, treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions of this Agreement, the negotiations relating to this Agreement, the matters contemplated under this Agreement or the other parties to this Agreement.

14.2.                     Exceptions: Any party hereto may disclose, or permit its directors, officers and agents to disclose, information which would otherwise be confidential if and to the extent:

14.2.1              required by applicable Laws;

14.2.2              required by Authority to which such party is subject or submits, wherever situated, including, without limitation, the U.S. Securities and Exchange Commission, The NASDAQ Stock Market, SEHK and the SFC, whether or not the requirement for disclosure of information has the force of law;

14.2.3              required to vest the full benefit of this Agreement in such party;

14.2.4              disclosed to the professional advisers and auditors of such party;

14.2.5              the information has come into the public domain through no fault of such party;

14.2.6              required by any Hong Kong Underwriter or its affiliates for the purpose of the Global Offering or necessary in the view of any Hong Kong Underwriter or its affiliates to seek to establish any defence or pursue any claim in any legal, arbitration or regulatory proceeding or investigation in connection with the Global Offering or otherwise to comply with its or their own regulatory obligations; or

14.2.7              the other parties have given prior written approval to the disclosure (and in the case of the Hong Kong Underwriters, by the Joint Global Coordinators (on behalf of the Hong Kong Underwriters)), such approval not to be unreasonably withheld or delayed, provided that, in the cases of Clauses 14.2.3 and 14.2.7, any such information disclosed shall be disclosed only after consultation with the other parties.

14.3.                     Full force: The restrictions contained in this Clause 14 shall remain in full force and effect notwithstanding the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement.

15.                               NOTICES

15.1.                     Language: All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in the English language.

15.2.                     Time of notice: Any such notice or other communication shall be addressed as provided in Clause 15.3 and if so addressed, shall be deemed to have been duly given or made as follows:

15.2.1              if sent by personal delivery, upon delivery at the address of the relevant party;

15.2.2              if sent by post, two Business Days after the date of posting;

15.2.3              if sent by airmail, five Business Days after the date of posting;

15.2.4              if sent by facsimile, when despatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

Any notice received or deemed to be received on a day which is not a Business Day shall be deemed to be received on the next Business Day.

15.3.                     Details of contact: The relevant address and fax number of each of the parties hereto for the purpose of this Agreement, subject to Clause 15.4, are as follows:

If to the Company, to:

Address	:	The offices of Mourant Governance Services (Cayman) Limited 94 Solaris Avenue Camana Bay Grand Cayman KY1-1108 Cayman Islands

Attention	:	Scott A. Samuels, Senior Vice President, General Counsel
With a copy to	:	Christopher W. Betts (email: christopher.betts@skadden.com;
fax	:	+852 3910 4827)

If to Morgan Stanley, to:

Address	:	46th Floor, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Fax	:	+852 2239 7805
Attention	:	Ms. Jasmine Fan / Mr. Tim Ruan

If to Goldman Sachs, to:

Address	:	68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong
Fax	:	+852 2233 5197
Attention	:	Mr. John Zeng / Mr. Christopher Chan / Mr. Chris Chau / Ms. May Yip

If to Credit Suisse, to:

Address	:	Level 88, International Commerce Centre, 1 Austin Road West Kowloon, Hong Kong
Fax	:	+852 2284 7184
Attention	:	Investment Banking & Capital Markets — Legal

If to CLSA, to:

Address	:	18/F One Pacific Place, 88 Queensway, Hong Kong
Fax	:	+852 2877 0110 / +852 2169 0801
Attention	:	Ms. Vivien Yu

If to CICC, to:

Address	:	29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong
Fax:	:	+8610 6505 1156
Attention	:	Mr. Liang Jin

If to DB, to:

Address	:	52/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong
Fax:	:	+852 2203 7202
Attention	:	Syndicate Desk

If to UBS, to:

Address	:	52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong

Fax:	:	+852 2514 5995
Attention	:	Mr. Alfred Li

If to CRS, to:

Address	:	Units 8107-08, International Commerce Center, No.1 Austin Road West, Kowloon, Hong Kong
Fax:	:	+852 2287 1699
Attention	:	Mr. Lawrence Yee

If to any of the Hong Kong Underwriters, to the address and fax number of such Hong Kong Underwriter, and for the attention of the person, specified opposite the name of such Hong Kong Underwriter in Schedule 1.

15.4.                     Change of contact details: A party may notify the other parties to this Agreement of a change of its relevant address or facsimile number for the purposes of Clause 15.3, provided that such notification shall only be effective on:

15.4.1              the date specified in the notification as the date on which the change is to take place; or

15.4.2              if no date is specified or the date specified is less than two Business Days after the date on which notice is given, the date falling two Business Days after notice of any such change has been given.

16.                               GOVERNING LAW; DISPUTE RESOLUTION; WAIVER OF IMMUNITY

16.1.                     Governing law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

16.2.                     Arbitration: Each party to this Agreement agrees, on behalf of itself and as agent for its respective affiliates, that any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter, existence, negotiation, validity, invalidity, termination or enforceability (including non-contractual disputes or claims, and disputes or claims against each party’s affiliates) shall be referred to arbitration and finally settled under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in force when the Notice of Arbitration is submitted in accordance with the Rules. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three. The arbitration proceedings shall be conducted in English. This arbitration agreement shall be governed by the law of Hong Kong. The rights and obligations of the parties to submit disputes to arbitration pursuant to this Clause shall survive the termination of this Agreement or the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement. Any party may bring proceedings in any court of competent jurisdiction for ancillary, interim or interlocutory relief in relation to any arbitration commenced under this Clause.

16.3.                     Submission to jurisdiction: Each of the parties hereto irrevocably submits to the jurisdiction of the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 16 and of any court of competent jurisdiction in which proceedings may be brought in relation to or in support of such arbitration.

16.4.                     Waiver of objection to jurisdiction: Each of the parties hereto irrevocably waives (and irrevocably agrees not to raise) any objection (on the grounds of forum non conveniens or otherwise) which it may now or hereafter have to the arbitral tribunal appointed or constituted for any arbitration commenced under Clause 16 and to any court of competent jurisdiction in which proceedings may be brought in relation to or in support of such arbitration and further irrevocably agrees that a judgment or order of any such court or an award of such arbitral tribunal shall be conclusive and binding upon it and may be enforced in any court of competent jurisdiction.

16.5.                     Service of documents: Each of the parties hereto irrevocably agrees that any writ, summons, order, judgment or other notice of legal process shall be sufficiently and effectively served on it if delivered in accordance with Clause 15.

17.                               GENERAL PROVISIONS

17.1.                     Time: Save as otherwise expressly provided herein, time shall be of the essence of this Agreement.

17.2.                     Illegality, invalidity or unenforceability: If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the Laws of any jurisdiction, neither the legality, validity or enforceability in that jurisdiction of any other provisions hereof nor the legality, validity or enforceability of that or any other provision(s) hereof under the Laws of any other jurisdiction shall in any way be affected or impaired thereby.

17.3.                     Assignment: Each of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters may assign, in whole or in part, the benefits of this Agreement, including, without limitation, the Warranties and the indemnities in Clauses 8 and 12, respectively, to any of the persons who have the benefit of the indemnities in Clause 12 and any successor entity to such Joint Sponsor, Joint Global Coordinator or Hong Kong Underwriter or any of such persons, as applicable. Obligations under this Agreement shall not be assignable.

17.4.                     Release or compromise: Each party hereto may release, or compromise the liability of, the other parties (or any of them) or grant time or other indulgence to the other parties (or any of them) without releasing or reducing the liability of the other parties (or any of them) or any other party hereto. Without prejudice to the generality of the foregoing, the Company agrees and acknowledges that any amendment or supplement to the Offering Documents or any of them (whether made pursuant to Clause 8.5 or otherwise) or any announcement, issue, publication or distribution, or delivery to investors, of such amendment or supplement or any approval by, or knowledge of, the Joint Sponsors, the Joint Global Coordinators, the Hong Kong Underwriters or any of them, of such amendment or supplement to any of the Offering Documents subsequent to its distribution shall not in any event and notwithstanding any other provision hereof constitute a waiver or modification of any of the conditions precedent to the obligations of the Hong Kong Underwriters as set forth in this Agreement or constitute a waiver or modification, or result in the loss, of any rights hereunder of the Joint Global Coordinators or the Hong Kong Underwriters, as the

case may be, to terminate this Agreement or otherwise prejudice any other rights of the Joint Global Coordinators or the Joint Sponsors or the Hong Kong Underwriters, as the case may be, under this Agreement (in each case whether by reason of any misstatement or omission resulting in a prior breach of any of the Warranties or otherwise).

17.5.                     Exercise of rights: No delay or omission on the part of any party hereto in exercising any right, power or remedy under this Agreement shall impair such right, power or remedy or operate as a waiver thereof. The single or partial exercise of any right, power or remedy under this Agreement shall not preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, power and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (whether provided by Laws or otherwise).

17.6.                     No partnership: Nothing in this Agreement shall be deemed to give rise to a partnership or joint venture, nor establish a fiduciary or similar relationship, between the parties hereto.

17.7.                     Entire agreement: This Agreement, together with, in the case of the Joint Sponsors, the engagement letter dated 21 March 2018 between the Company and the Joint Sponsors, constitute the entire agreement between the Company, the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters relating to the underwriting of the Hong Kong Public Offering and supersedes and extinguishes any prior drafts, agreements, undertakings, understanding, representations, warranties and arrangements of any nature whatsoever, whether or not in writing, relating to such matters as have been regulated by the provisions of this Agreement.

17.8.                     Amendment and variations: This Agreement may only be amended or supplemented in writing signed by or on behalf of each of the parties hereto.

17.9.                     Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

17.10.              Judgment Currency Indemnity: In respect of any judgment or order or award given or made for any amount due under this Agreement to any of the Indemnified Parties that is expressed and paid in a currency (the “judgment currency”) other than Hong Kong dollars, the Company will indemnify such Indemnified Party against any loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the Hong Kong dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Indemnified Party is able to purchase Hong Kong dollars with the amount of the judgment currency actually received by such Indemnified Party on the date of actual receipt of the amount of the judgment currency by the Indemnified Parties. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into Hong Kong dollars.

17.11.              Taxation: All payments to be made by or on behalf of the Company under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes, except as required by Law. If any Taxes are required by Law to be deducted or withheld in connection with such payments or if a Hong Kong Underwriter, a Joint Global Coordinator or a Joint Sponsor is required by any Authority to pay any Taxes as a result of executing, delivering or performing its obligations under, or receiving a payment or enforcing its rights under, this Agreement or the transaction contemplated hereunder, the Company will increase the amount paid so that the full amount of such payments as agreed in this Agreement is received by the Hong Kong Underwriters or the Joint Global Coordinators, as applicable. If a Hong Kong Underwriter or a Joint Global Coordinator is required by any PRC Authority to pay any PRC Taxes as a result of this Agreement, the Company will pay an additional amount to such Hong Kong Underwriter or Joint Global Coordinator so that the full amount of such payments as agreed in this Agreement to be paid to such Hong Kong Underwriter or Joint Global Coordinator is received by such Hong Kong Underwriter or Joint Global Coordinator and will further, if requested by such Hong Kong Underwriter or Joint Global Coordinator, use commercially reasonable efforts to give such assistance as such Hong Kong Underwriter or Joint Global Coordinator may reasonably request to assist such Hong Kong Underwriter or Joint Global Coordinator in discharging its obligations in respect of such PRC Taxes, including by making filings and submissions on such basis and such terms as such Hong Kong Underwriter or Joint Global Coordinator reasonably request, promptly making available to such Hong Kong Underwriter or Joint Global Coordinator notices received from any PRC Authority and, subject to the receipt of funds from such Hong Kong Underwriter or Joint Global Coordinator, by making payment of such funds on behalf of such Hong Kong Underwriter or Joint Global Coordinator to the relevant PRC Authority in settlement of such PRC Taxes.

17.12.              Authority to the Joint Global Coordinators: Unless otherwise provided herein, each Hong Kong Underwriter (other than the Joint Global Coordinators) hereby authorises the Joint Global Coordinators to act on behalf of all the Hong Kong Underwriters in their sole and absolute discretion in the exercise of all rights and discretions granted to the Hong Kong Underwriters or any of them under this Agreement and authorises the Joint Global Coordinators in relation thereto to take all actions they may consider desirable and necessary to give effect to the transactions contemplated herein.

17.13.              Contracts (Rights of Third Parties) Ordinance: A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Ordinance to enforce any terms of this Agreement but this does not affect any right or remedy of a third party which exists or is available apart from the Contracts (Rights of Third Parties) Ordinance:

17.13.1       Indemnified Parties may enforce and rely on Clause 12 to the same extent as if they were a party to this Agreement. An assignee pursuant to Clause 17.3 may enforce and rely on this Agreement as if it were a party to this Agreement.

17.13.2       This Agreement may be terminated or rescinded and any term may be amended, varied or waived without the consent of the persons referred to in Clause 17.13.1.

17.14.              Survival: The provisions in this Clause 17 shall remain in full force and effect notwithstanding the completion of the Global Offering and the matters and arrangements referred to or contemplated in this Agreement or the termination of this Agreement.

17.15.              Officer’s Certificates: Any certificate signed by any authorised officer of the Company or of any of the other members of the Group and delivered to the Joint Global Coordinators or the Joint Sponsors or any Underwriter or any counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Global Coordinator, Joint Sponsor or Underwriter.

Schedule 1
THE HONG KONG UNDERWRITERS

Hong Kong Underwriter	Address/Contact	Fax	Maximum number of Hong Kong Offer Shares to be underwritten
Morgan Stanley Asia Limited	46/F, International Commerce Center 1 Austin Road West Kowloon Hong Kong	+852 2239 7805	See below

Ms Jasmine Fan / Mr. Tim Ruan

Goldman Sachs (Asia) L.L.C.	68th Floor, Cheung Kong Center 2 Queen’s Road Central Hong Kong	+852 2233 5197	See below

Mr. John Zeng / Mr. Christopher Chan / Mr.Chris Chau / Ms. May Yip

CLSA Limited	18/F One Pacific Place, 88 Queensway, Hong Kong	+852 2877 0110 / +852 2169 0801	See below

Ms. Vivien Yu

Credit Suisse (Hong Kong) Limited	Level 88, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong	+852 2284 7184	See below

Investment Banking & Capital Markets — Legal

China International Capital Corporation Hong Kong Securities Limited	29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong Mr. Liang Jin	+8610 6505 1156	See below

Deutsche Bank	52/F, International Commerce Centre, 1	+852 2203	See below

AG, Hong Kong Branch	Austin Road West, Kowloon, Hong Kong	7202

	Syndicate desk

UBS AG Hong Kong Branch	52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong	+852 2514 5995	See below

	Mr. Alfred Li

China Renaissance Securities (Hong Kong) Limited	Units 8107-08, International Commerce Center, No.1 Austin Road West, Kowloon, Hong Kong	+852 2287 1699	See below

	Mr. Lawrence Yee

The number of Hong Kong Offer Shares underwritten by each of the Hong Kong Underwriters shall be determined in the manner set out below:

A = B/C x 5,904,000

where:

“A” is the number of the Hong Kong Offer Shares underwritten by the relevant Hong Kong Underwriter, provided that: (i) any fraction of a Share shall be rounded to the nearest whole number of Share, (ii) the total number of Hong Kong Offer Shares to be underwritten by the Hong Kong Underwriters shall be exactly 5,904,000 and (iii) the number underwritten by each Hong Kong Underwriter may be adjusted as may be agreed by the Company and the Hong Kong Underwriters.

“B” is the number of Firm Shares (as defined in the International Underwriting Agreement) which the relevant Hong Kong Underwriter or any of its affiliates has agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement; and

“C” is the aggregate number of Firm Shares (as defined in the International Underwriting Agreement) which all the Hong Kong Underwriters or any of their respective affiliates have agreed to purchase or procure purchasers for pursuant to the International Underwriting Agreement.

Schedule 2
THE WARRANTIES

The Company represents and warrants to each of the Joint Sponsors, the Joint Global Coordinators and the Hong Kong Underwriters as follows:

1.                                      Accuracy of information

1.1.                            All public notices, announcements and advertisements (including the Formal Notice) published on the website of the Stock Exchange in connection with the Global Offering and all filings and submissions provided by or on behalf of the Company, the other members of the Group, and/or any of their respective directors, officers, employees or agents, to the SEHK, the SFC and/or any relevant Authority in connection with the Global Offering conform, in all material respects to the requirements of all applicable laws and do not and will not, as of the respective date on which such documents are issued contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

1.2.                            None of the Hong Kong Public Offering Documents, the Preliminary International Prospectus, the PHIP and the Formal Notice contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Hong Kong Public Offering Documents in reliance upon and in conformity with the Underwriter Information.

1.3.                            To the Company’s knowledge, all information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of authorized representatives of the Company, the Joint Sponsors, or the Joint Global Coordinators, was so disclosed or made available in full and in good faith and was when given and, except as subsequently disclosed in all of the Hong Kong Prospectus and the Preliminary International Prospectus or otherwise notified to the SEHK, the SFC and/or the Commission, as applicable, remains complete, true and accurate in all material respects and not misleading in any material respect;

1.4.                            To the Company’s knowledge, all information comprising expressions of opinion or intention, forward-looking statements, forecasts and estimates so disclosed during the course of this offering have been made after due and careful consideration and are and remain based on reasonable grounds and assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company.

1.5.                            The statements set forth in the Hong Kong Prospectus and the Preliminary International Prospectus, insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and materially complete and fair.

1.6.                            There are no contracts or documents which are required to be described in Hong Kong Prospectus which have not be so described as required.

2.                                      The Company and the Group

2.1.                            The Company has the authorised and issued share capital as set forth in each of the Hong Kong Prospectus and the Preliminary International Prospectus and all of the issued shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in each of the Hong Kong Prospectus and the Preliminary International Prospectus; and except for USD13,500,000 of the registered capital of BeiGene (Beijing) Co., Ltd.,, USD6,500,000 of the registered capital of BeiGene (Suzhou) Co., Ltd., RMB59,755,385 of the registered capital of BeiGene Biologics Co., Ltd. and RMB450,000,000 of the registered capital of BeiGene Guangzhou Biologics Manufacturing Co., Ltd. which will be required to be paid in accordance with the time limits as set forth in their respective articles of association, all of the issued share capital of each of the other members of the Group has been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any Encumbrance; except as described in each of the Hong Kong Prospectus and the Preliminary International Prospectus (including securities issued pursuant to an equity incentive plan described in the Hong Kong Prospectus and the Preliminary International Prospectus), there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares, or any other class of share capital of the Company;  the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the HKSCC; the Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares under the laws of the PRC, Hong Kong, Cayman Islands or United States, except as described in the Hong Kong Prospectus and the Preliminary International Prospectus.

2.2.                            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Hong Kong Prospectus and the Preliminary International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Hong Kong Prospectus and the Preliminary International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. None of the Company or any other member of the Group nor any person acting on behalf of any of them has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened, to wind up, liquidate, dissolve, make dormant or eliminate the Company or any other member of the Group.

2.3.                            Each of the Company and any other member of the Group that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, reasonable steps to comply with, and to ensure compliance by each of its shareholders, option holders, directors, officers and employees that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or the repatriation of the proceeds from overseas offering and listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals (the “PRC Overseas Investment and Listing Regulations”), including without limitation, requesting each shareholder, option holder, director, officer and employee that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.4.                            Each of the Company and each of the Company’s directors that signed the U.S. Registration Statement is aware of and has been advised as to, the content of the M&A Rules, in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the U.S. Registration Statement and each director has confirmed that he or she understands such legal advice.

2.5.                                 Each of the Company and its subsidiaries has obtained or made and hold and are in compliance with all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over the Company and its subsidiaries required in order to own, lease, license and use its properties, assets and conduct its business in the manner described in the Hong Kong Prospectus and the Preliminary International Prospectus, except where the failure to obtain such Approvals and Filings would not be reasonably expected to have a Material Adverse Effect, and such Approvals and Filings contain no material restrictions or conditions not described in the Hong Kong Prospectus and the Preliminary International Prospectus; no member of the Group is aware that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings; and the Company and any other member of the Group are in compliance with the provisions of all such Approvals and Filings.

2.6.                            (A) The Company has no subsidiaries other than those as set forth in the section of each of the Hong Kong Prospectus and the Preliminary International Prospectus; and (B) except as disclosed in each of the Hong Kong Prospectus and the Preliminary International Prospectus, the Company owns all of the issued or registered share capital or other equity interests of or in each of the other members of the Group.

2.7.                            Except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

3.                                      Offer Shares

3.1.                            The Offer Shares have been duly and validly authorised and, when issued and delivered against payment therefor as provided in this Agreement or the International Underwriting Agreement, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Hong Kong Prospectus and the Preliminary International Prospectus.

3.2.                            No holder of Offer Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares; and except as set forth in the Hong Kong Prospectus and the Preliminary International Prospectus, there are no limitations on the rights of holders of the Shares to hold, vote or transfer their securities.

3.3.                            The issuance and sale of the Shares, the listing and trading of the Shares on the SEHK or the consummation of the transactions contemplated by this Agreement is not and will not be, as of the date hereof or at each Time of Delivery, adversely affected by the M&A Rules and Related Clarifications.

3.4.                            As of the date hereof, the M&A Rules did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on the SEHK, or the consummation of the transactions contemplated by this Agreement.

4.                                      This Agreement and Operative Documents

4.1.                            Each of this Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company.

4.2.                            Each of this Agreement and the Operative Documents is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or and the Operative Documents, it is not necessary that this Agreement or and the Operative Documents be filed or recorded with any court or other authority in the Cayman Islands or, except for any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Operative Documents or any other documents to be furnished hereunder.

4.3.                            Any certificate signed by any officer of the Company or any other members of the Group and delivered to the Hong Kong Underwriters and International Underwriters or counsel for the Hong Kong Underwriters and International Underwriters in connection with the offering of the Offer Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each of the Hong Kong Underwriters and International Underwriters.

5.                                      No conflict, compliance and approvals

5.1.                                  Except as described in the Hong Kong Prospectus or the Preliminary International Prospectus in each of the risk factors under the captions “Risk Factors—Risks Related to Our Doing Business in the PRC—Any failure to comply with PRC regulations regarding our employee equity incentive plans and investments in offshore companies by PRC residents may subject the PRC plan participants and PRC-resident beneficial owners or us to fines and other legal or administrative sanctions,” neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, Cayman Islands, Hong Kong and any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (D) above, such breach, default or violation would not be reasonably expected to have a Material Adverse Effect.

5.2.                                  The issue and sale of the Shares and the execution and delivery of this Agreement and Operative Documents and the compliance by the Company with this Agreement and the Operative Documents and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except, in the case of (A), as would not reasonably be expected to have a Material Adverse Effect or would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement.

5.3.                                  No consent, approval, authorization, order, registration or qualification of or with any court or Authority is required for the issue and sale of the Shares, for the deposit of the Shares with the HKSCC or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as have been obtained under the Securities Act and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (B) such consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or any governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) as have been duly obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by or for the respective accounts of the several Underwriters, and (D) such final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK.

5.4.                                  (A) No person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, or, except for those provided for under Article 19 of the Amended Equity Joint Venture Contract regarding BeiGene Biologics Co., Ltd. entered into by and between BeiGene (Hong Kong) Co., Limited and Guangzhou GET Technology Development Co., Ltd. dated April 11, 2017 as disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus, any other share capital of or other equity interests in the Company or any of its subsidiaries and (B) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares.

5.5.                                  The use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Hong Kong Prospectus and the Preliminary International Prospectus, (i) will not conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of an Encumbrance upon any property or assets of any member of the Group pursuant to the memorandum and articles of association or other constituent or constitutive documents or the Governmental Authorization of any member of the Group, (ii) will comply with any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any licence, lease, contract or other agreement (including any distributor agreement) or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of their respective properties or assets may be bound or affected, and (iii) will not violate any Laws applicable to any member of the Group or any of its properties or assets.

5.6.                                  Except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the U.S. Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

5.7.                                  There are no contracts, agreements or understandings between the Company and any person that would give arise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

6.                                      Accounts and other financial information

6.1.                            The Reporting Accountants, who have audited certain financial statements of the Group, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

6.2.                            (A) The audited consolidated financial statements (and the notes thereto) of the Group contained in each of the Hong Kong Prospectus and the Preliminary International Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods presented (other than as described therein); (B) the summary and selected consolidated financial data and the preliminary unaudited financial results for the three months ended March 31, 2018 and March 31, 2017, respectively, contained in each ofthe Hong Kong Prospectus and the Preliminary International Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included contained therein; (C) the pro forma net tangible assets (and the notes thereto) (and all other pro forma financial statements, information or data, if any) included in each ofthe Hong Kong Prospectus and the Preliminary International Prospectus have been prepared in accordance with the applicable requirements of the Listing Rules, the assumptions used in the preparation of such pro forma net tangible assets (and other pro forma financial statements, information and data, if any) are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets (and other pro forma financial statements, information and data, if any); (D) there are no financial statements (historical or pro forma) that are required (including, without limitation, by the Listing Rules, other than to the extent waived by the Stock Exchange) to be included in each ofthe Hong Kong Prospectus and the Preliminary International Prospectus that are not included as required; and (E) the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including, without limitation, any Off-balance Sheet Obligations (as defined below)), not described in all ofthe Hong Kong Prospectus and the Preliminary International Prospectus.

6.3.                            The memorandum on profit forecast for the year ending December 31, 2018 and on working capital forecast for the period from April 1, 2018 to December 31, 2019 has been approved by the Directors and reviewed by the Reporting Accountants, has been prepared by the Company to the Company’s knowledge after due and careful enquiry and on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable, to the Company’s knowledge and (A) all statements of fact in such memorandum are complete, true and accurate in all material respects and not misleading in any material respect, (B) all expressions of opinion contained in such memorandum are fair and reasonable, are honestly held by the Company and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of such memorandum.

6.4.                            (A) The prospective information (i) included in the profit forecast as set forth in the memorandum of the board of directors on profit forecast for the year ending December 31, 2018 and on working capital forecast for the period from April 1, 2018 to December 31, 2019 and (ii) included in the planned capital expenditures and projected working capital as set forth in the section of each of the Hong Kong Prospectus and the Preliminary International Prospectus headed “Financial Information - Liquidity and Capital Resources” (collectively, the “Prospective Financial Information”), in each case has been prepared by the Company after due and proper consideration, and represents reasonable and fair expectations honestly held, by the Company on the basis of facts known to the best of the Company’s knowledge after due and careful inquiry and in accordance with the Company’s accounting policies described in each of the Hong Kong Prospectus and the Preliminary International Prospectus consistently applied in all material aspects; (B) the bases and assumptions used in the preparation of the Prospective Financial Information (i) are all those that the Company believes are significant in forecasting the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2018 and estimating the capital expenditures and the projected working capital of the Company for the period from April 1, 2018 to December 31, 2019, as applicable, and (ii) reflect, for each relevant period, a fair and reasonable forecast or estimate by the Company of the events, contingencies and circumstances described therein; and (C) the Prospective Financial Information represents a fair and reasonable forecast by the Company of the consolidated profit attributable to the shareholders of the Company for the year ending December 31, 2018 and fair and reasonable estimates by the Company of the estimated capital expenditures and the projected working capital of the Company for the period from April 1, 2018 to December 31, 2019, as applicable.

6.5.                            The section entitled “Financial Information — Critical Accounting Policies” of contained in the Hong Kong Prospectus and the Preliminary International Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions; and the Company’s board of directors and management have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies and have consulted with its legal counsel and independent accountants with regard to such disclosure.

6.6.                            The sections entitled “Financial Information — Liquidity and Capital Resources” contained in the Hong Kong Prospectus and the Preliminary International Prospectusaccurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any member of the Group, such as structured finance entities and special purpose entities (collectively, “Off-balance Sheet Arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any member of the Group or the availability thereof or the requirements of the Company or any member of the Group for capital resources.

6.7.                            The Cash Flow Forecast Memorandum has been approved by the Directors and reviewed by the Reporting Accountants in connection with the Global Offering and has been prepared by the Company after due and careful enquiry and on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable, and, to the Company’s knowledge, (A) all statements of fact in the Cash Flow Forecast Memorandum are complete, true and accurate in all material respects and not misleading in any material respect; (B) all expressions of opinion contained in the Cash Flow Forecast Memorandum are fair and reasonable, are honestly held by the Company and can be properly supported; and (C) there are no other material facts or assumptions which in any case ought reasonably to have been taken into account which have not been taken into account in the preparation of the Cash Flow Forecast Memorandum;

6.8.                            To the Company’s knowledge, (A) the factual contents of the reports and letters of the Reporting Accountants that were provided by the Company are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports or letters misleading, and the opinions attributed to the Company in such reports and letters are held in good faith based upon facts within the best of the

Company’s knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in each of the Hong Kong Prospectus and the Preliminary International Prospectus or their review of the Company’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

7.                                      Indebtedness and material obligations

7.1.                            No material indebtedness (actual or contingent) and, except as described in the Hong Kong Prospectus and the Preliminary International Prospectus under the captions “Directors and Senior Management” and “Connected Transactions — Consulting Agreement with Dr. Xiaodong Wang” no material contract or arrangement is outstanding between the Company or any other member of the Group and any director or executive officer of the Company or any other member of the Group or any person connected with such director or executive officer (including his/her spouse, infant children, any company or undertaking in which he/she holds a controlling interest); and there are no material relationships or transactions between the Company or any other member of the Group on the one hand and its affiliates, officers and directors or their shareholders, customers or suppliers on the other hand except as disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus.

8.                                      Subsequent events

8.1.                            Since the date of the latest audited consolidated financial statements contained in the Hong Kong Prospectus and the Preliminary International Prospectus, no member of the Group has: (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement, (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or asset   or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Group and that are not otherwise described in the Hong Kong Prospectus and the Preliminary International Prospectus;

8.2.                            Subsequent to the date of the latest audited consolidated financial statements contained in the Hong Kong Prospectus and the Preliminary International Prospectus, no member of the Group has sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labour dispute or any action, order or decree of any Authority, except as otherwise disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus.

8.3.                            Subsequent to the respective dates as of which information is given in each of the Hong Kong Prospectus and the Preliminary International Prospectus, there has not been any development involving a Material Adverse Effect.

9.                                      Assets

9.1.                            Each of the Company and its subsidiaries has good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Hong Kong Prospectus and the Preliminary International Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. Except for the land use right (Certificate Number: YUE (2017) Guangzhou Real Property No. 06600057) owned by BeiGene Guangzhou Biologics Manufacturing Co., Ltd., and the fixed assets at the Company’s Suzhou and Guangzhou manufacturing sites (Suzhou: Building 9, 218 Sangtian Street, Suzhou Industrial Park, Suzhou, China 215025 and Guangzhou: Between south of NK1-2 Road, and west of Jiulong Road, North area, Sino-Singapore Guangzhou Knowledge City, Guangzhou, China), the Company and its subsidiaries do not own any real property and any real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

9.2.                            Except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, in each case, (A) each of the Company and other members of the Group owns, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing, (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Hong Kong Prospectus and the Preliminary International Prospectus, however, notwithstanding the foregoing and except as described in each of the Hong Kong Prospectus and the Preliminary International Prospectus, in the case of patent rights owned by a third party, to the knowledge of the Company, each of the Company and other members of the Group owns, possesses, licenses or has rights to such patent rights necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in theHong Kong Prospectus and the Preliminary International Prospectus; (B) all copyrights and patents owned or licensed by the Company (including all copyrights and patents owned or licensed by other members of the Group) are (a) to the knowledge of the Company, valid and enforceable and (b) not subject to any ongoing or, to the knowledge of the Company, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any other member of the Group has received any written notice alleging, nor, to the knowledge of the Company, is there, any infringement, violation or conflict with (and neither the Company nor any other member of the Group knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company and the other members of the Group, or their products; (D) there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings or claims that allege the Company or any other member of the Group is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products or processes of the Company and the other members of the Group referenced in the Hong Kong Prospectus and the Preliminary International Prospectus, to the knowledge of the Company, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party; and (F) neither the Company nor any of the other members of the Group are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, any other member of the Group or any third party.

9.3.                            All preclinical studies and clinical trials conducted by or on behalf of the Company that are material to the Company and its subsidiaries, taken as a whole, have been adequately described in the Hong Kong Prospectus and the Preliminary International Prospectus in all material respects. The preclinical studies and clinical trials conducted by or on behalf of the Company were and, if still ongoing, are being conducted in material compliance with all laws and regulations applicable thereto in the jurisdictions in which they are being conducted and with all laws and regulations applicable to preclinical studies and clinical trials from which data will be submitted to support marketing approval. The descriptions in the Hong Kong Prospectus and the Preliminary International Prospectus of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived from such studies, and the Company has no knowledge of any large well-controlled clinical trial the aggregate results of which call into question the results of any clinical trial conducted by or on behalf of the Company that are described in the Hong Kong Prospectus and the Preliminary International Prospectus or the results of which are referred to in the Hong Kong Prospectus and the Preliminary International Prospectus. Except as disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus, the Company has not received any notices or statements from the U.S. Food and Drug Administration (“FDA”), the European Medicines Agency (“EMA”), the China Drug Administration (“CDA”) or any comparable regulatory agency (each a “Regulatory Authority”) imposing, requiring, requesting or suggesting a clinical hold, termination, suspension or material modification for or of any preclinical studies or clinical trials that are described in the Hong Kong Prospectus and the Preliminary International Prospectus or the results of which are referred to in the Hong Kong Prospectus and the Preliminary International Prospectus. Except as disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus, the Company has not received any notices or statements from any Regulatory Authority, and otherwise has no knowledge of (i) any investigational new drug application for any potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of any potential product of the Company has been, will be or may be suspended, revoked, materially modified or limited.

9.4.                            To the knowledge of the Company, each of BGB-3111, BGB-290, BGB-283 and BGB-A317 are eligible for the CDA’s Category 1 regulatory pathway.

9.5.                            The Company and each of its subsidiaries: (A) are and at all times have been in compliance in all material respects with all statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, labeling, storage, import, export or disposal of any product manufactured or distributed by the Company (“Applicable Laws”); (B) have not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Regulatory Authority alleging or asserting non-compliance with any applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such applicable Laws (“Authorizations”); (C) possess all Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations; (D) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Regulatory Authority or third party alleging that any product operation or activity is in violation of any applicable Laws or Authorizations and, to the knowledge of the Company, no such proceedings are threatened or contemplated by any such Regulatory Authority or third party; (E) have not received notice that any Regulatory Authority has taken, is taking or will take action to limit, suspend, modify or revoke any Authorizations, and to the knowledge of the Company, no such Regulatory Authority has threatened such action; and (F) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission).

9.6.                            Any Company-derived statistical and market-related data included in the Hong Kong Prospectus and the Preliminary International Prospectus have been derived from the records of the Company using systems and procedures which incorporate adequate safeguards to ensure that the data are complete, true and accurate in all material respects and are not misleading in any material respect; any third-party statistical and market-related data included in the Hong Kong Prospectus and the Preliminary International Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

9.7.                            To the knowledge of the Company, (A) all computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any other members of Group (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct, or material to, the respective businesses of the Company and any other members of the Group as currently conducted or as proposed to be conducted; (B) the Company and any other members of the Group either legally and beneficially own, or have obtained licences for, or other rights to use, all of the Information Technology; (C) each agreement pursuant to which the Company or any other members of the Group has obtained licences for, or other rights to use, the Information Technology is legal, valid, binding and enforceable in accordance with its terms, the Company and any other members of the Group have complied with the terms of each such agreement which is in full force and effect, and no default (or event which, with notice or lapse of time or fulfilment of any condition or compliance with any formality or all of the foregoing, would constitute such a default) by the Company or any other members of the Group has occurred and is continuing or is likely to occur under any such agreement, and neither the Company nor any other members of the Group have given or received to or from any party to terminate any such agreement; (D) in the event that the persons providing maintenance or support services for the Company and any other members of the Group with respect to the Information Technology cease or are unable to do so, the Company and any other members of the Group have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (E) there are no defects relating to the Information Technology; (F) the Company and any other members of the Group has in place procedures to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data; and (G) the Company and any other members of the Group has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the Company or any other members of the Group.

9.8.                            (A) The Company and the other members of the Group have complied with all applicable data protection Laws in all material respects; (B) neither the Company nor any other member of the Group has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection Authority alleging any breach or non-compliance by it of the applicable data protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (C) neither the Company nor any other member of the Group has received any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorised destruction or unauthorised disclosure of data in the previous three years and there is no outstanding order against the Company or any other member of the Group in respect of the rectification or erasure of data; and (D) no warrant has been issued authorising the data protection Authority (or any of its officers, employees or agents) to enter any of the premises of the Company nor any other member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

10.                               Compliance with employment and labor Laws

10.1.                     Except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, neither the Company nor any other member of the Group has any material obligation to provide retirement, healthcare, death, disability benefits to any of the present or past employees of the Company or any other member of the Group, or to any other person.

10.2.                     Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, no labour dispute, work stoppage, slowdown or other conflict with the employees of the Company or any other member of the Group exists or, to the knowledge of the Company, is threatened.

11.                               Compliance with environmental Laws

11.1.                     (A) The Company and the other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group hold all Authorizations required under, any and all applicable Environmental Laws (as defined below), there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any other member of the Group under, or to interfere with or prevent compliance by the Company or any other member of the Group with, Environmental Laws, except for such events, conditions, circumstances activities, practices, actions, omissions or plans which would not give rise to a Material Adverse Effect; neither the Company nor any other member of the Group (A) is the subject of any investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order, or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Laws” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

12.                               Insurance

12.1.                     The Company and each of the other members of the Group maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and the other members of the Group and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Time of Delivery and each Additional Time of Delivery, if any; neither the Company nor any of the other members of the Group has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or that the insurance will be void; there is no material insurance claim made by or against the Company or any of the other members of the Group, pending, outstanding, or to the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

13.                               Internal controls

13.1.                     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions are taken with respect to any differences; and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity.

13.2.                     The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; such internal control over financial reporting has been designed by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP; all material weaknesses, if any, in internal controls have been identified to the Company’s Reporting Accountants; since the date of the latest audited financial statements contained in the Hong Kong Prospectus and the Preliminary International Prospectus there has been no change in the Company’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and, except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weaknesses or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, or could adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the

Company’s management in the financial statements; and the Company has taken all necessary actions to ensure that, upon and at all times after the filing of the U.S. Registration Statement, the Company and any other member of the Group and its and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder, the Company has given due consideration to the findings of the Internal Control Consultant with respect to its internal control system.

13.3.                     Each of the Company and the other members of the Group has established, maintained and evaluated, or by the Listing Date shall have established, disclosure and corporate governance controls and procedures that comply with the requirements of the Exchange Act to ensure that (A) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarised and reported, in a timely manner and in any event within the time period required by applicable Law).

14.                               Compliance with anti-bribery, anti-money laundering and sanctions Laws

14.1.                     None of the Company, any other member of the Group, and any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any other member of the Group has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to a political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the Bribery Act 2010 of the United Kingdom; or (iv) made any unlawful bribe, payoff, influence payment, kickback payment or rebate.

14.2.                     The operations of the Company and any other member of the Group are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including but not limited to , the Bank Secrecy Act of

1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and any other member of the Group conduct business (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any other members of the Group with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Group, threatened.

14.3.                     (A) None of the Group, affiliates, employees, agents and directors and officers in the United States: (i) does any business with or involving the government of, or any person or project located in, any country targeted by any of the economic sanctions promulgated by any Executive Order issued by the President of the United States or administered by the United States Treasury Department’s Office of Foreign Assets Control (the “OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”); or (ii) supports or facilitates any such business or project, in each case other than as permitted under such economic sanctions; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such economic sanctions or the laws authorizing such promulgation) by any such government or person; (C) the proceeds from the offering of the Shares contemplated hereby will not be used to fund any operations in, to finance any investments, projects or activities in, or to make any payments to, any country, or to make any payments to, or finance any activities with, any person targeted by any of such economic sanctions; (D) the Company maintains and has implemented adequate internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause 14.3 of this paragraph or in the Hong Kong Prospectus and the Preliminary International Prospectus and (E) for the past 5 years, the Company and any member of the Group have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

15.                               Experts

15.1.                     To the Company’s knowledge, (A) the factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Industry Consultant and PRC legal counsel to the Company, respectively, that were provided by the Company are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Company in such reports, opinions, letters or certificates are held in good faith based upon facts within the best of its knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants, the Industry Consultant, the Internal Control Consultant or the PRC legal counsel to the Company, as applicable, for the purposes of its preparation of its report, opinion, letter or certificate (whether or not contained in each of the Hong Kong Prospectus and the Preliminary International Prospectus) and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other material information which has not been provided the result of which would make the information so received misleading in any material respect.

16.                               Provision of information to research analysts

16.1.                     None of the Company, any member of the Group and/or any of their respective directors, officers, employees, affiliates and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst affiliated with any Underwriter any material information during the course of this offering, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Hong Kong Prospectus and the Preliminary International Prospectus or publicly available.

17.                               Material contracts and connected transactions

17.1.                     There are no business relationships or related-party or connected transactions involving the Company or any of its subsidiaries or any other person required to be described in each of the Hong Kong Prospectus and the Preliminary International Prospectus which have not been described as required.

17.2.                     There are no contracts or agreements entered into within two years of the date of the Hong Kong Prospectus (other than contracts entered into in the ordinary course of business) to which the Company or any of the other members of the Group is a party and which are required to be disclosed as material contracts in each of the Hong Kong Prospectus and the Preliminary International Prospectus or filed therewith as material contracts with the Registrar of Companies in Hong Kong have been so disclosed and filed, in their entirety, without omission or redaction unless a certificate of exemption has been granted by the SFC; neither the Company nor any other member of the Group has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Hong Kong Prospectus and the Preliminary International Prospectus, or specifically referred to or described in, or filed as an exhibit to, the U.S. Registration Statement, and no such termination or non-renewal has been threatened by the Company, any other member of the Group or, to the Company’s knowledge, any other party to any such contract or agreement.

17.3.                     In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the Connected Transactions disclosed in the Hong Kong Prospectus have been entered into and carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole; and (B) the Company has complied with the terms of the Connected Transactions disclosed in the Hong Kong Prospectus.

17.4.                     None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests and power of attorney issued by him to the Company and the Joint Sponsors, and such authority and confirmations remain in full force and effect.

18.                               Taxation

18.1.                     The Company and each member of the Group has (i) filed all material tax returns that are required to be filed or has requested extensions thereof and (ii) except as would not give rise to a Material Adverse Effect, has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith; the provisions included in the audited consolidated financial statements as set out in the Hong Kong Prospectus and the Preliminary International Prospectus include appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any other member of the Group.

18.2.                     Subject to the qualifications, assumptions and limitations contained therein, the statements set forth in the sections of each of the Hong Kong Prospectus and the Preliminary International Prospectus headed “Appendix III - Summary of the Constitution of the Company and Cayman Companies Law — Summary of Cayman Islands Company Law and Taxation”, “Financial Information — Taxation” are accurate and materially complete and fair.

18.3.                     Except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the Offer Shares to the International Underwriters by the Company; (ii)  the sale and delivery by the International Underwriters of the International Offer Shares to the initial purchasers thereof; (iii) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (v) deposit of the Offer Shares with the HKSCC.

19.                               Dividends

19.1.                     Except as disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus, all dividends and other distributions declared and payable on the Shares may under the current laws and regulations of the Cayman Islands be paid to the holders of the Shares, and all such dividends and other distributions paid on the Shares will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other Tax, withholding or deduction in the Cayman Islands and without the necessity of obtaining any Governmental Authorizations in the Cayman Islands.

19.2.                     All dividends and other distributions declared and payable on the share capital of BeiGene (Hong Kong) Co., Limited may under the current laws and regulations of Hong Kong be paid to the Company, and all such dividends and other distributions paid on the Shares will not be subject to withholding or other taxes under the laws and regulations of Hong Kong and are otherwise free and clear of any other tax, withholding or deduction in Hong Kong and without the necessity of obtaining any Governmental Authorization in Hong Kong.

19.3.                     Except as described in the Hong Kong Prospectus and the Preliminary International Prospectus, all dividends and other distributions declared and payable on the share capital of any of the PRC subsidiaries of the Company may under the current laws and regulations of the PRC be freely transferred out of the PRC and may be paid in U.S. dollars, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any Governmental Authorization in the PRC.

20.                               Litigation and other proceedings

20.1.                     Other than as set forth in the Hong Kong Prospectus and the Preliminary International Prospectus, there are no legal or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any other members of the Group or the Company’s directors and executive officers, is a party or of which any property of the Company or any other members of the Group is the subject which, if determined adversely to the Company or any other members of the Group, would have a Material Adverse Effect; or that are required to be described in the Hong Kong Prospectus and the Preliminary International Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Authority or threatened by others.

21.                               Market conduct

21.1.                     Save for the appointment of the Stabilising Manager of the Global Offering as disclosed in the Hong Kong Prospectus and the Preliminary International Prospectus, none of the Company and the other members of the Group and their respective directors, officers, employees, agents, affiliates or controlling persons, nor any person acting on behalf of any of them, (A) has taken or will take, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (B) has taken or will take or has omitted to take or will omit to take, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilisation safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

22.                               Choice of law and dispute resolution

22.1.                     Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement.

22.2.                     Under the laws of the PRC, the choice of law provisions hereof will be recognized by the courts of the PRC and any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments and the statements set forth in the Hong Kong Prospectus and the Preliminary International Prospectus under the caption “Enforcement of Civil Liabilities.”

22.3.                     The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of Hong Kong; the Company can sue and be sued in its own names under the Laws of Hong Kong; the waiver by the Company of any objection to a court of competent jurisdiction, the waiver and agreement not to plead an inconvenient forum or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of Hong Kong are legal, valid and binding under the laws of Hong and will be respected by the Hong Kong courts. It is not necessary under the Laws of Hong Kong that any of the Hong Kong Underwriters should be licensed, qualified or entitled to carry out business in Hong Kong (A) to enable them to enforce their respective rights under this Agreement or the International Underwriting Agreement or any other document to be furnished hereunder or thereunder, or (B) solely by reason of the execution, delivery or performance of this Agreement and the International Underwriting Agreement.

23.                               No other arrangements relating to sale of Offer Shares

23.1.                     Except pursuant to this Agreement and the Hong Kong Underwriting Agreement, neither the Company nor any of the other members of the Group has incurred any liability for any finder’s or broker’s fee or agent’s commission or other payments in connection with the execution and delivery of this Agreement or the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by each of the Hong Kong Prospectus and the Preliminary International Prospectus.

24.                               United States aspects

24.1.                     The U.S. Registration Statement, Pricing International Prospectus, Final International Prospectus, any Issuer Free Writing Prospectus and Form 8-A Registration Statement (as defined below), and the filing of the U.S. Registration Statement, Pricing International Prospectus, Final International Prospectus, any Issuer Free Writing Prospectus and Form 8-A Registration Statement with the Commission will be or have been duly authorized by and on behalf of the Company, and the U.S. Registration Statement and Form 8-A Registration Statement will be or have been duly executed pursuant to such authorization by and on behalf of the Company.

24.2.                     The U.S. Registration Statement in respect of the Shares has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company;

24.3.                     No order preventing or suspending the use of any Preliminary International Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary International Prospectus, at the time of filing thereof, and each broadly available roadshow, if any, when considered together with the Pricing International Prospectus, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

24.4.                     The offer and sale of the Offer Shares are being registered under the Securities Act pursuant to the U.S. Registration Statement.

24.5.                     A registration statement on Form 8-A (File No. 001-37686) in respect of the registration of the Shares under the Exchange Act, has been filed with the Commission; such registration statement has been declared effective by the Commission; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

24.6.                     The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

24.7.                     (A)(i) At the time of filing the U.S. Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the time of filing the U.S. Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

24.8.                     There are no debt securities or preferred shares of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

25.                               Cornerstone Investment

25.1.                     Pursuant to the Stock Exchange Guidance Letter HKEX-GL85-16, no preferential treatment has been, nor will be, given to any placee and its close associates by virtue of its relationship with the Company in any allocation in the placing tranche.

Schedule 3
CONDITIONS PRECEDENT DOCUMENTS

Part A

1.                                      four certified true copies of the resolutions of the board of directors of the Company:

1.1.                            approving and authorising this Agreement and each of the Operative Documents and such documents as may be required to be executed by the Company pursuant to each such Operative Document or which are necessary or incidental to the Global Offering and the execution on behalf of the Company of, and the performance by the Company of its obligations under, each such document;

1.2.                            approving the Global Offering and any issue of Shares pursuant thereto;

1.3.                            approving and authorising the issue of the Hong Kong Public Offering Documents, the PHIP, the Preliminary International Prospectus, the Final International Prospectus and the Formal Notice;

1.4.                            approving and authorising the issue and the registration of the Hong Kong Public Offering Documents with the Registrar of Companies in Hong Kong; and

1.5.                            approving the Verification Notes.

2.                                      six printed copies of each of the Hong Kong Public Offering Documents duly signed by two Directors or their respective duly authorised attorneys and, if signed by their respective duly authorised attorneys, certified true copies of the relevant powers of attorney.

3.                                      six certified true copies of each of the responsibility letters, powers of attorney and statements of interests signed by each of the Directors.

4.                                      six certified true copies of each of the contracts referred to in the section of the Hong Kong Prospectus headed “Appendix IV - Statutory and General Information — B. Further Information about Our Business — 1. Summary of Material Contracts” (other than this Agreement) duly signed by the parties thereto.

5.                                      six certified true copies of each of the written confirmation from the Registrar of Companies in Hong Kong confirming the registration of the Hong Kong Offering Documents and the authorisation to register the Hong Kong Offering Documents issued by the SEHK.

6.                                      six signed originals of the Verification Notes duly signed by or on behalf of each person to whom responsibility is therein assigned (other than the Joint Sponsors and the Joint Global Coordinators).

7.                                      six signed originals of the accountants’ report dated the Hong Kong Prospectus Date from the Reporting Accountants, the text of which is contained in Appendix I to the Hong Kong Prospectus.

8.                                      six signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company, relating to the unaudited pro forma financial information relating to the adjusted net tangible assets per Share, the text of which is contained in Appendix II to the Hong Kong Prospectus.

9.                                      six signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company and copying the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Global Coordinators, which letter shall, inter alia, confirm the indebtedness statement contained in the Hong Kong Prospectus

10.                               six signed originals of the letter from the Reporting Accountants, dated the Hong Kong Prospectus Date and addressed to the Company and copying the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Global Coordinators, which letter shall, inter alia, comment on the statement contained in the Hong Kong Prospectus as to the sufficiency of the Group’s working capital contained in the Hong Kong Prospectus.

11.                               six signed originals of the comfort letter from the Reporting Accountants, dated the date of the Hong Kong Prospectus and addressed to the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

12.                               six certified true copies of the memorandum on the profit forecast for the year ending December 31, 2018 and the working capital forecast for the period from April 1, 2018 to December 31, 2019 approved by the Board.

13.                               six signed originals of the legal opinion from Fangda Partners, the Company’s legal adviser as to PRC law, dated the Hong Kong Prospectus Date, addressed to the Company and in respect of (i) the properties leased by the Group and (ii) the establishment, business and legal status of the Group under PRC law in form and substance satisfactory to the Joint Global Coordinators.

14.                               six signed originals of the legal opinion from JunHe LLP, the Underwriters’ legal adviser as to PRC law, dated the Hong Kong Prospectus Date, addressed to the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in respect of (i) the properties leased by the Group and (ii) the establishment, business and legal status of the Group under PRC law in form and substance satisfactory to the Joint Global Coordinators.

15.                               six signed originals or certified true copies of the letter summarising certain aspects of Cayman Islands law from Mourant Ozannes, the Company’s legal adviser as to Cayman Islands law, dated the Hong Kong Prospectus Date, addressed to the Company in form and substance satisfactory to the Joint Global Coordinators.

16.                               six signed originals of the report from Frost & Sullivan (Beijing) Inc., Shanghai Branch Co., the Company’s Industry Consultant, dated the Hong Kong Prospectus Date.

17.                               six certified true copies of the letter from each of the experts stated in the section headed “E. Other Information — 4. Consents of Experts” in Appendix IV to the Hong Kong Prospectus, dated the Hong Kong Prospectus Date, consenting to the issue of the Hong Kong Prospectus with the inclusion of references to them and of their report and letter in the form and context in which they are included.

18.                               six copies of the internal control report from the Internal Control Consultant.

19.                               six certified true copies of the Receiving Bank Agreement duly signed by the parties thereto.

20.                               six certified true copies of the Registrar Agreement duly signed by the parties thereto.

21.                               six certified true copies of the Articles of Association.

22.                               six certified true copies of the undertaking from the Company to the SEHK pursuant to Rule 10.08 of the Listing Rules.

23.                               six certified true copies of each of the certificate given by the relevant translator relating to the translation of the Hong Kong Public Offering Documents and the Formal Notice and a certificate by Merrill Corporation as to the competency of such translator.

24.                               six certified true copies of the compliance adviser agreement between the Company and the compliance adviser.

25.                               six certified copies of each of the following:

(a)                                 the certificate of incorporation of the Company;

(b)                                 the certificate of registration of the Company under Part 16 of the Companies Ordinance; and

(c)                                  the current business registration certificate of the Company issued pursuant to the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong).

Part B

1.                                      six signed originals of the comfort letters from the Reporting Accountants, dated, , the date of the International Underwriting Agreement and the Listing Date and addressed to the International Underwriters and Joint Sponsors, and in form and substance satisfactory to the Joint Global Coordinators and Joint Sponsors, which letters shall cover, without limitation, the various financial information disclosed in each of the Disclosure Package and the Final International Prospectus.

2.                                      six signed originals of the bringdown comfort letter from the Reporting Accountants, dated the Listing Date and addressed to the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in the Hong Kong Prospectus.

3.                                      six signed originals of the bringdown comfort letter from the Reporting Accountants, dated the Listing Date and addressed to the Joint Sponsors and the Joint Global Coordinators, and in form and substance satisfactory to the Joint Sponsors and the Joint Global Coordinators, which letter shall cover, without limitation, the various financial information disclosed in each of the Disclosure Package and the Final International Prospectus.

4.                                      six signed originals of the legal opinion from Fangda Partners, the legal adviser to the Company as to PRC law, dated the Listing Date, addressed to the Company and in form and substance satisfactory to the Joint Global Coordinators.

5.                                      six signed originals of the legal opinion from JunHe LLP, the Underwriters’ legal adviser as to PRC law, dated the Listing Date, addressed to the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in form and substance satisfactory to the Joint Global Coordinators.

6.                                      six signed originals of the legal opinion from Mourant Ozannes, the legal adviser to the Company as to Cayman Islands law, dated the Listing Date, addressed to the Company, the Joint Sponsors and the Joint Global Coordinators (for themselves and on behalf of the Hong Kong Underwriters) and in form and substance satisfactory to the Joint Global Coordinators.

7.                                      six signed originals of the legal opinion from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to United States law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in form and substance satisfactory to the Joint Global Coordinators.

8.                                      six signed originals of the disclosure letter from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to United States law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in the form and substance satisfactory to the Joint Global Coordinators.

9.                                      six signed originals of the legal opinion from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to Hong Kong law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in relation to, among other things, the Subsidiaries incorporated under the laws of Hong Kong in form and substance satisfactory to the Joint Global Coordinators.

10.                               six signed originals of the legal opinion from Skadden, Arps, Slate, Meagher & Flom, the legal adviser to the Company as to Hong Kong law, dated the Listing Date, addressed to the Company, the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in form and substance satisfactory to the Joint Global Coordinators.

11.                               six signed originals of the legal opinion of Davis Polk & Wardwell, the Underwriters’ legal adviser as to United States law, dated the Listing Date, and in form and substance satisfactory to the Joint Global Coordinators.

12.                               six signed originals of the disclosure letter from Davis Polk & Wardwell, the Underwriters’ legal adviser as to United States law, dated the Listing Date, and in form and substance satisfactory to the Joint Global Coordinators.

13.                               six signed originals of the legal opinion of Davis Polk & Wardwell, the Underwriters’ legal adviser as to Hong Kong law, dated the Listing Date, addressed to the Joint Sponsors, the Joint Global Coordinators and the Underwriters and in form and substance satisfactory to the Joint Global Coordinators.

14.                               six signed originals of each of the certificate of the Company, the company secretary of the Company, and officers of the Company, dated the Listing Date, and in form set out in the schedule and/or exhibits to the International Underwriting Agreement.

15.                               six certified true copies of the Price Determination Agreement duly signed by the parties thereto.

16.                               six certified true copies of the Forms B duly completed and signed by each of the Directors.

17.                               six certified true copies of the written resolutions by the authorised attorneys or committee of the Board approving the determination of final Offer Price, the basis of allocation and the allotment and issue of the Offer Shares to the allottees.

Schedule 4
SET-OFF ARRANGEMENTS

1.                                      This Schedule sets out the arrangements and terms pursuant to which the Hong Kong Public Offering Underwriting Commitment of each Hong Kong Underwriter will be reduced to the extent that it makes (or procures to be made on its behalf) one or more valid Hong Kong Underwriter’s Applications pursuant to the provisions of Clause 4.7. These arrangements mean that in no circumstances will any Hong Kong Underwriter have any further liability as a Hong Kong Underwriter to apply to purchase or procure applications to purchase Hong Kong Offer Shares if one or more Hong Kong Underwriter’s Applications, duly made by it or procured by it to be made is/are validly made and accepted for an aggregate number of Hong Kong Offer Shares being not less than the number of Hong Kong Offer Shares comprised in its Hong Kong Public Offering Underwriting Commitment.

2.                                      In order to qualify as Hong Kong Underwriter’s Applications, such applications must be made on one or more validly completed Application Form(s) and delivered to the Receiving Bank together with a cheque or cheques or banker’s cashier order or orders complying in all respects with the terms set out in the section headed “How to Apply for Hong Kong Offer Shares” in the Hong Kong Prospectus payable to “HORSFORD NOMINEES LIMITED — BEIGENE PUBLIC OFFER” for the amount payable in full on application (including the Brokerage, the Trading Fee and the Transaction Levy) by not later than 12:00 noon on the Acceptance Date in accordance with Clause 4.4. Copies of such Application Form(s) and cheque(s) or banker’s cashier order(s) will have to be faxed to Morgan Stanley marked for the attention of “Ms. Jasmine Fan / Mr. Tim Ruan” and to Goldman Sachs marked for the attention of “Mr. John Zeng / Mr. Christopher Chan / Mr. Chris Chau / Ms. May Yip” and at the same time as the delivery to the Receiving Bank. Each such application must bear the name of the Hong Kong Underwriter by whom or on whose behalf the application is made and its official chop and there must be clearly marked on the Application Form(s) “Hong Kong Underwriter’s Application”.

3.                                      No preferential consideration under the Hong Kong Public Offering will be given in respect of Hong Kong Underwriter’s Applications.

Schedule 5
ADVERTISING ARRANGEMENTS

The Formal Notice is to be published on the official website of the SEHK and in the following newspapers on the following dates:

Name of Publication	Date of Advertisement

SEHK website	8 August 2018

Company’s website	8 August 2018

South China Morning Post	8 August 2018

Hong Kong Economic Times	8 August 2018

IN WITNESS whereof this Agreement has been entered into the day and year first before written.

SIGNED by /s/ Qing Nian	)
Assistant General Counsel	)
duly authorised for and on behalf of	)
BEIGENE, LTD.	)

SIGNED by /s/ Michelle Kong	)
for and on behalf of	)
MORGAN STANLEY ASIA LIMITED	)

SIGNED by /s/ Joseph Daniel Swift
Managing Director	)
for and on behalf of	)
GOLDMAN SACHS (ASIA) L.L.C.	)

SIGNED by /s/ Kevin Rumjahn
Managing Director	)
for and on behalf of	)
CREDIT SUISSE (HONG KONG) LIMITED	)

SIGNED by /s/ Frank Yu
Head of Corporate Finance & Capital Markets	)
for and on behalf of	)
CLSA LIMITED	)

SIGNED by /s/ Ada Wat	)
for and on behalf of	)
UBS AG HONG KONG BRANCH	)

SIGNED by /s/ Alfred Li	)
for and on behalf of	)
UBS AG HONG KONG BRANCH	)

SIGNED by /s/ Jason Cox
Managing Director	)
for and on behalf of	)
DEUTSCHE BANK AG, HONG KONG BRANCH	)

SIGNED by /s/ Leong Tzi Ying
Director	)
for and on behalf of	)
DEUTSCHE BANK AG, HONG KONG BRANCH	)

SIGNED by /s/ Shi Qi	)
Managing Director
for and on behalf of	)
CHINA INTERNATIONAL CAPITAL CORPORATION	)
HONG KONG SECURITIES LIMITED	)

SIGNED by /s/ Lawrence Yee	)
for and on behalf of	)
CHINA RENAISSANCE SECURITIES	)
(HONG KONG) LIMITED	)